Filed pursuant to Rule 424(b)(2)

Registration No. 333-263203

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 1, 2022)

Millicom International Cellular S.A.

Common Shares, par value $1.50 per share

Preferential Subscription Rights to Purchase up to 70,357,088 Common Shares (including Common Shares Represented by SDRs) at $10.61 per share (or the SEK equivalent thereof), on and subject to the terms set forth below

We are distributing to holders of our common shares (actions), including common shares represented by Swedish Depositary Receipts (“SDRs”) issued pursuant to our deposit agreement with Skandinaviska Enskilda Banken AB (the “Depositary”), preferential subscription rights (the “Rights”) to subscribe for an aggregate of up to 70,357,088 newly-issued common shares (actions), including new common shares represented by SDRs (such aggregate number, the “Maximum Number of Offered Shares”).

Holders of our common shares (other than holders of our common shares represented by SDRs) will receive one common share right (a “Common Share Right”) for each common share owned of record at 5:00 p.m. (New York City time) on May 23, 2022 (the “Common Share Rights Record Date”) and the exercise of ten (10) Common Share Rights will entitle the holder thereof to subscribe for and purchase seven (7) newly-issued common shares (each, a “New Share”), at a subscription price of $10.61 per New Share.

Holders of SDRs, each SDR representing one common share, will receive one SDR right (an “SDR Right”) for each SDR owned of record on May 23, 2022 (end of day, Central European Time (“CET”)) (the “SDR Rights Record Date”) and the exercise of ten (10) SDR Rights will entitle a holder thereof to subscribe for and purchase seven (7) newly-issued SDRs (each, a “New SDR”), each New SDR representing one New Share, at a subscription price of Swedish Krona (“SEK”) 106.00 per New SDR. The subscription price in SEK has been determined based on the subscription price in U.S. dollars, using the SEK-U.S. dollar exchange rate published by the Swedish Central Bank (Sveriges Riksbank) on May 17, 2022. The New SDRs offered in this offering are being offered concurrently in a separate public offering in Sweden, Norway, Denmark and Finland, governed by Swedish law, pursuant to a separate prospectus (the “Swedish Prospectus”) prepared in accordance with the Prospectus Regulation (as defined below) and approved by the Swedish Financial Supervisory Authority (the “SFSA”) and notified to the competent authority in each of Norway, Denmark and Finland for use in these jurisdictions. Holders of SDRs and investors located in Sweden, Norway, Denmark or Finland should access the Swedish Prospectus before subscribing for New SDRs. The New SDRs may also be offered to holders of SDRs and investors in other jurisdictions, in reliance on the available private placement or other exemptions in such jurisdictions. See “Notice to Investors.”

Several of our largest institutional shareholders have already informed us of their intentions to fully subscribe for their respective pro rata shares in the rights offering. Because the indications provided by these investors are not binding agreements or commitments to exercise their Rights, one or more of these investors may choose to exercise fewer or none of their Rights. The underwriters will receive the same underwriting commissions and fees with respect to any New Shares or New SDRs subscribed for by these holders as they will from the subscription of any other New Shares or New SDRs in the rights offering. Additionally, our Chief Executive Officer has indicated that he plans to exercise his Rights in full. All of our directors and all members of our executive team have indicated that they also plan to exercise their Rights in full, except for one director and one member of the executive team who have indicated that they plan to partially exercise their Rights.

We have applied to have the Common Share Rights admitted to trading on Nasdaq Global Select Market (“Nasdaq”), where we expect them to begin trading under the symbol “TIGOR” on May 27, 2022 and to continue trading through June 8, 2022. The subscription period for the Common Share Rights will begin on May 27, 2022 and will close at 5:00 p.m. (New York City time) on June 13, 2022. We have applied to have the SDR Rights admitted to trading on the Main Market of the Nasdaq Stockholm Aktiebolag (“Nasdaq Stockholm”), where we expect them to begin trading under the symbol “TIGO TRV SDB P1” on May 27, 2022 and to continue trading through June 8, 2022. The subscription period for the SDR Rights will begin on May 27, 2022 and will close at 3:00 p.m. (CET) on June 13, 2022. Holders of SDR Rights that validly subscribe and fully pay for New SDRs pursuant to the basic subscription privilege will be issued interim SDRs, each representing an SDR (the “Interim SDRs”), for each New SDR that is subscribed and paid for. We have applied to have the Interim SDRs admitted to trading on the Main Market of Nasdaq Stockholm, where we expect them to begin trading under the symbol “TIGO SDB P1” on May 27, 2022 and to continue trading through June 22, 2022.

Our common shares trade on the Nasdaq under the symbol “TIGO” and the SDRs trade on Nasdaq Stockholm under the symbol “TIGO_SDB.” The subscription price for each New Share in this offering represents an approximately 55% discount to the last reported sale price of our common shares on Nasdaq on May 17, 2022, which was $23.50 per share. The subscription price for each New SDR in this offering represents an approximately 53% discount to the last reported sale price of our SDRs on the Nasdaq Stockholm on May 17, 2022, which was SEK 224.90 per SDR.

Each holder of Common Share Rights that exercises its Common Share Rights in full will have an oversubscription privilege entitling them to subscribe for and purchase, at the applicable subscription price, up to the number of New Shares equal to, in the aggregate, the total number of New Shares issuable pursuant to Common Share Rights that are not exercised pursuant to the basic subscription privilege thereunder by the end of the applicable subscription period, plus an additional number of New Shares equal to the number of New SDRs that are not exercised and oversubscribed pursuant to the basic subscription and oversubscription privileges under the SDR Rights by the end of the applicable subscription period (the “Available Oversubscription Common Shares”). Each holder of an SDR Right that exercises its SDR Rights, in part or in full, will have an oversubscription privilege entitling them to subscribe for and purchase, at the applicable subscription price, up to the number of New SDRs equal to, in the aggregate, the total number of New SDRs issuable pursuant to SDR Rights that are not exercised pursuant to the basic subscription privilege thereunder by the end of the applicable subscription period, plus an additional number of New SDRs equal to the number of New Shares that are not exercised and oversubscribed pursuant to the basic subscription and oversubscription privileges under the Common Share Rights by the end of the applicable subscription period (the “Available Oversubscription SDRs” and together with the Available Oversubscription Common Shares, the “Available Oversubscription Shares”). The oversubscription privilege will be subject to proration as described under “Description of the Rights Offering—Oversubscription Privilege and Proration.”

Investing in the New Shares or New SDRs involves a high degree of risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement and those identified under “Risk Factors” in Item 1 of our Report on Form 6-K, as filed with the U.S. Securities and Exchange Commission (“SEC”) on May 10, 2022, and incorporated by reference herein.

We have entered into an underwriting agreement pursuant to which the underwriters have severally but not jointly agreed, on the terms and conditions set forth therein, to purchase their relevant proportion of the aggregate number of New Shares and New SDRs (with the allocation between New Shares and New SDRs to be determined by the Joint Global Coordinators following consultation with us) (such New Shares and New SDRs, the “Rump Shares”) equal to the Available Oversubscription Shares minus the aggregate portion of the Available Oversubscription Shares subscribed pursuant to (i) the exercise by holders of their respective oversubscription privileges and (ii) in the case of the concurrent offering of New SDRs pursuant to the Swedish prospectus only, the Direct Subscription (as defined under “Description of the Rights Offering”), if any. The underwriters intend to offer and sell such New Shares and such New SDRs, if any, to potential investors (the “Rump Placement”). The Rump Placement, if any, is expected to take place on or about June 17, 2022. See “Description of the Rights Offering—Underwriting and Rump Placement.”

The Rump Shares may be sold by way of (i) a public offering of New Shares in the United States registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) under the registration statement of which this prospectus supplement forms a part and (ii) private placements or other exempt offerings outside of the United States in accordance with applicable securities laws. In the European Economic Area (“EEA”), such Rump Shares will be offered only to qualified investors within the meaning of Regulation (EU) 2017/1129 (the “Prospectus Regulation”) and in the United Kingdom such Rump Shares will be offered only to qualified investors within the meaning of the Prospectus Regulation as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”).

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to subscribe for or purchase securities to any person to whom or in any jurisdiction in which such offer or solicitation is unlawful.

None of the Securities and Exchange Commission, the SFSA or any foreign or state or other securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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	Public offering price	Underwriting fees and commissions	Proceeds, before expenses, to us
Per New Share (including New Shares represented by SDRs) (1)	$10.61	$0.34	$10.27
Per Right	(2)	(2)	(2)
Total	$746,488,704	$23,536,789	$722,951,915

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(1)	Calculated based on a subscription price of SEK 106.00 per New SDR using an exchange rate of SEK 9.9885 per $1.00, as published by the Swedish Central Bank (Sveriges Riksbank) on May 17, 2022.
(2)	Millicom will not receive any proceeds from the initial offering and allotment of the Rights.

We expect to deliver the New Shares issued in respect of Common Share Rights, including pursuant to the exercise of the oversubscription privilege, on or about June 21, 2022 through the book-entry facilities of The Depositary Trust Company (“DTC”). We expect to deliver the Rump Shares allocated in the form of New Shares and New SDRs, if any, on or about June 21, 2022 through the book-entry facilities of DTC or Euroclear Sweden AB, the Swedish clearing system (“Euroclear Sweden”), as applicable. We expect to convert the Interim SDRs issued pursuant to the basic subscription privilege into New SDRs and deliver such New SDRs on or about June 29, 2022 through the book-entry facilities of Euroclear Sweden. We expect to deliver the New SDRs issued pursuant to the oversubscription privilege under the SDR Rights and the Direct Subscription on or about June 29, 2022 through the book-entry facilities of Euroclear Sweden.

Joint Global Coordinators and Joint Bookrunners

Goldman Sachs International	J.P. Morgan	Nordea

Joint Bookrunners

DNB Markets	Morgan Stanley

Prospectus Supplement dated May 18, 2022

NOTICES TO CERTAIN INVESTORS

Notice to Prospective Investors in Sweden, Norway, Denmark and Finland

The New SDRs offered in this offering are being offered concurrently in a separate public offering in Sweden, Norway, Denmark and Finland, governed by Swedish law, pursuant to a separate prospectus (the “Swedish Prospectus”) prepared in accordance with the Prospectus Regulation and approved by the SFSA and notified to the competent authorities in Norway, Denmark and Finland. Only eligible holders of SDRs and investors may subscribe for new SDRs pursuant to the Swedish Prospectus, and such holders of SDRs and investors should access the Swedish Prospectus before subscribing for New SDRs.

Notice to Prospective Investors in the European Economic Area

Millicom has not authorized and no public offering of any securities is being made in the EEA, except for the concurrent public offering of New SDRs under the Swedish Prospectus in Sweden, Norway, Denmark and Finland. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of securities in any other Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities and an exemption pursuant to any national laws of any Member State of the EEA.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of securities in the United Kingdom (“UK”) will be made pursuant to an exemption under the UK Prospectus Regulation and the Financial Services and Markets Act 2000 (as amended, the “FSMA”) from the requirement to publish a prospectus for offers of securities.

This prospectus supplement is for distribution only to, and is directed only at, persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Information to Distributors with Respect to Rights, New Shares and New SDRs

Solely for the purposes of the product governance requirements contained within: (a) EU Directive 2014/65/EU on markets in financial instruments, as amended (“MiFID II”); (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II and (c) local implementing measures (the “EEA Product Governance Requirements”); and (d) Chapter 3 of the FCA Handbook Product Intervention and Product Governance Sourcebook and/or any equivalent requirements elsewhere to the extent determined to be applicable (the “UK Product Governance Requirements” and, together with the EEA Product Governance Requirements, the “Product Governance Requirements”), and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the Product Governance Requirements) may otherwise have with respect thereto, the Rights, New Shares and New SDRs that are the subject of the offering described herein have been subject to a product approval process, which has determined that such Rights, New Shares and New SDRs are: (i) compatible with an end target market of retail clients and investors who meet the criteria of professional clients and eligible counterparties, each as defined in MiFID II or Chapter 3 of the FCA Handbook Conduct of Business Sourcebook, as applicable; and (ii) eligible for distribution through all permitted distribution channels (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, “distributors” (for the purposes of the Product Governance Requirements) should note that: the price of the Rights, New Shares and New SDRs may decline and shareholders and investors could lose all or part of their investment; the Rights, New Shares and New SDRs offer no guaranteed income and no capital protection; and an investment in the Rights, New Shares and/or New SDRs is compatible only with shareholders and investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to any contractual, legal or regulatory selling restrictions in relation to the rights offering. Furthermore, it is noted that, notwithstanding the Target Market Assessment, in connection with the Rump Placement, the underwriters will only procure investors who meet the criteria of professional clients and eligible counterparties (except for the public offering of New Shares in the United States pursuant to this prospectus supplement and the accompanying prospectus).

For the avoidance of doubt, the Target Market Assessment does not constitute: (a) an assessment of suitability or appropriateness for the purposes of MiFID II or Chapters 9A or 10A respectively of the FCA Handbook Conduct of Business Sourcebook; or (b) a recommendation to any shareholder or to any investor or group of shareholders or group of investors to invest in, or purchase, or take any other action whatsoever with respect to, the Rights, New Shares and New SDRs.

Each distributor is responsible for undertaking its own target market assessment in respect of the Rights, New Shares and New SDRs and determining appropriate distribution channels.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a shelf registration process. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. Before you invest in any securities offered by this prospectus supplement, you should read this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

We are not making an offer to sell these securities in any jurisdiction where the offer or sale are not permitted. This document may only be used where it is legal to sell these securities.

Unless otherwise indicated or the context otherwise requires, in this prospectus supplement, we use the terms the “Company,” “Millicom Group,” “we,” “us,” and “our” to refer to Millicom International Cellular S.A. and its consolidated subsidiaries. References to “securities” include any security that we might sell under this prospectus supplement. References to “$” and “dollars” are to United States dollars. References to the “Tigo Guatemala Companies” are to the ten entities that comprise our operations in Guatemala, including Comunicaciones Celulares, S.A., Comunicaciones Corporativas, S.A., Servicios Especializados en Telecomunicaciones, S.A., Distribuidora de Comunicaciones de Occidente, S.A., Distribuidora Central de Comunicaciones, S.A., Distribuidora de Comunicaciones de Oriente, S.A., Distribuidora Internacional de Comunicaciones, S.A., Servicios Innovadores de Comunicación y Entretenimiento, S.A., Navega.com, S.A. and Cloud2Nube, S.A.

You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement.

S-ii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the documents we file with the SEC.

We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC:

·	Our Annual Report on Form 20-F/A for the year ended December 31, 2021, as filed with the SEC on March 1, 2022;

·	Items 1, 2 and 3 of our Report on Form 6-K, as filed with the SEC on March 1, 2022; and

·	Items 1, 2 and 3 of our Report on Form 6-K, as filed with the SEC on May 10, 2022.

We will provide to each person at their request, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Millicom International Cellular, S.A., 2, Rue du Fort Bourbon, L-1249 Luxembourg, Grand Duchy of Luxembourg, telephone: +352 27 759 018. In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.millicom.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to the offer.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

S-iv

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference herein, and the related prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. This prospectus, the documents incorporated by reference herein and the related prospectus supplement contain certain forward-looking statements concerning our intentions, beliefs or current expectations regarding our future financial results, plans, liquidity, prospects, growth, strategy and profitability, as well as the general economic conditions of the industries and countries in which we operate. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industries and the economic, political and legal environments in which we operate and other information that is not historical information.

Many of the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. These statements include, but are not limited to, statements regarding our intent, belief or current expectations with respect to:

·	global economic conditions and foreign exchange rate fluctuations as well as local economic conditions in the markets we serve, which can be impacted by geopolitical developments outside of our principal geographic markets, such as the armed conflict between Russia and the Ukraine and related sanctions;

·	potential disruption due to diseases, pandemics, political events, piracy or acts by terrorists, including the impact of the outbreak of the COVID-19 virus and the ongoing efforts throughout the world to contain it;

·	telecommunications usage levels, including traffic, customer growth and the accelerated transition from traditional to digital services as a result of the COVID-19 pandemic;

·	competitive forces, including pricing pressures, the ability to connect to other operators’ networks and our ability to retain market share in the face of competition from existing and new market entrants as well as industry consolidation;

·	the achievement of our operational goals, financial targets and strategic plans, including the acceleration of cash flow growth, the reduction in net leverage, the expansion of our fixed broadband network, and the implementation of a share repurchase program and environmental, social and governance standards;

·	legal or regulatory developments and changes, or changes in governmental policy, including with respect to the availability of spectrum and licenses, the level of tariffs, laws and regulations which require the provision of services to customers without charging or the ability to disconnect such services during the COVID-19 pandemic, tax matters, the terms of interconnection, customer access and international settlement arrangements;

·	our ability to grow our mobile financial services business in our Latin American markets;

·	adverse legal or regulatory disputes or proceedings;

·	the success of our business, operating and financing initiatives and strategies, including partnerships and capital expenditure plans;

·	our expectations regarding the growth in fixed broadband penetration rates and the return that our investment in broadband networks will yield;

·	the level and timing of the growth and profitability of new initiatives, start-up costs associated with entering new markets, the successful deployment of new systems and applications to support new initiatives;

S-v

·	our ability to create new organizational structures for the Tigo Money and Towers businesses and manage them independently to enhance their value;

·	relationships with key suppliers and costs of handsets and other equipment;

·	our ability to successfully pursue acquisitions, investments or merger opportunities, integrate any acquired businesses in a timely and cost-effective manner and achieve the expected benefits of such transactions;

·	the availability, terms and use of capital, the impact of regulatory and competitive developments on capital outlays, the ability to achieve cost savings and realize productivity improvements;

·	technological development and evolving industry standards, including challenges in meeting customer demand for new technology and the cost of upgrading existing infrastructure;

·	the capacity to upstream cash generated in operations through dividends, royalties, management fees and repayment of shareholder loans; and

·	other factors or trends affecting our financial condition or results of operations.

This list of important factors is not exhaustive. You should carefully consider the foregoing factors and other uncertainties and events, especially in light of the political, economic, social and legal environments in which we operate. Forward-looking statements are only our current expectations and are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors, including, but not limited to, those identified under “Risk Factors” in Item 1 of our Report on Form 6-K, filed with the SEC on May 10, 2022, and those identified under “Risk Factors” beginning on page S-14 of this prospectus supplement. These risks and uncertainties include factors relating to the markets in which we operate and global economies, securities and foreign exchange markets, which exhibit volatility and can be adversely affected by developments in other countries, factors relating to the telecommunications industry in the markets in which we operate and changes in its regulatory environment, and factors relating to the competitive markets in which we operate.

S-vi

Summary

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary may not contain all the information that may be important to you, and we urge you to read this prospectus supplement and the accompanying prospectus carefully, including the documents incorporated by reference, before deciding to invest in the securities.

Business overview

We are a leading provider of cable and mobile services dedicated to emerging markets. Through our main brands Tigo and Tigo Business™, we provide a wide range of digital services in nine countries in Latin America, including high-speed data, cable TV, direct-to-home satellite TV (“DTH,” and when we refer to DTH together with cable TV, we use the term “pay-TV”), mobile voice, mobile data, SMS, mobile financial services (“MFS”), fixed voice, and business solutions including value-added services (“VAS”). We provide services on both a business-to-consumer and a business-to-business (“B2B”) basis, and we have used the Tigo brand in all our markets since 2004.

We offer the following principal categories of services:

·	Mobile, including mobile data, mobile voice, and MFS to consumer, business and government customers; and

·	Cable and other fixed services, including broadband, pay-TV, content, and fixed voice services for residential (Home) customers, as well as voice, data and VAS and solutions to business and government customers.

In Latin America, our principal region, we provide both mobile and cable services in eight countries: Bolivia, Colombia, El Salvador, Guatemala, Honduras, Nicaragua, Panama and Paraguay. In addition, we provide cable services in Costa Rica.

While our business previously consisted of our Latin America and Africa segments, we no longer provide any products or services in Africa. On April 19, 2021, we announced the signing of an agreement for the sale of our operations in Tanzania to a consortium led by Axian, which was completed on April 5, 2022. In 2019, we completed the sale of our operations in Chad, and in 2021, we completed the disposal of our Ghana joint venture with Bharti Airtel. These divestitures are part of a broader effort by us in recent years to improve our financial performance and better invest capital, including by selling underperforming businesses in our Africa segment, which has historically produced lower returns on capital than our Latin America segment.

We conduct our operations through local holding and operating entities in various countries, which are either our subsidiaries (in which we are the sole shareholder or the controlling shareholder) or joint ventures with our local partners. For further details, see Note A (The Millicom Group) in our audited consolidated financial statements included in our Annual Report on Form 20-F/A for the year ended December 31, 2021, which is incorporated by reference herein.

As of December 31, 2021, we provided services to 53.3 million mobile customers, including 21.1 million 4G customers, which we define as customers who have a data plan and use a smartphone to access our 4G network. As of that date, we also had 4.7 million customer relationships with a subscription to at least one of our fixed services. This includes 4.0 million customer relationships on our hybrid fiber-coaxial networks and 0.5 million DTH subscribers. The majority of the remaining customer relationships are served by our legacy copper network.

For the year ended December 31, 2021, our revenue was $4,617 million and our net profit was $542 million. We had approximately 21,000 employees located in Latin America and Africa, including our Honduras joint venture.

Our Strategy

Underpinning our strategy is management’s assessment that penetration rates for both mobile and fixed broadband services in our markets are low relative to penetration rates in other markets globally, and that these have potential to increase over time. Based on our own subscriber data of mobile broadband penetration rates, as measured by the number of subscribers who use a smartphone to access mobile data services on 4G networks, were approximately 27% in Nicaragua, 43% in Guatemala, 47% in Honduras, 48% in Colombia, 51% in El Salvador, 55% in Paraguay, 60% in Panama and 64% in Bolivia as of December 31, 2021. Based on our own customer data and market intelligence, fixed broadband penetration rates, as measured by the number of residential broadband customers as a percentage of households in the country, were approximately 61% in Costa Rica, 45% in Panama, 38% in El Salvador, 35% in Colombia, 31% in Bolivia, 30% in Paraguay, 25% in Guatemala, 24% in Nicaragua and 22% in Honduras as of December 31, 2021. Pay-TV penetration rates, as measured by the number of pay-TV customers, including DTH, as a percentage of households in the country, were approximately 49% in Costa Rica, 41% in Guatemala, 41% in Colombia, 40% in Panama, 39% in El Salvador, 36% in Paraguay, 33% in Honduras, 31% in Nicaragua and 22% in Bolivia as of December 31, 2021. Based on the expectation that mobile and fixed broadband penetration rates in our markets will gradually rise over time, management has defined an operational strategy based on the following six principal pillars.

Expand Broadband

We are moving quickly to meet the growing demand for high-speed data from residential and business customers alike in our Latin American markets. We are doing this by:

·	Expanding our HFC and FTTH networks: we are rapidly deploying our fixed broadband networks, and we complement our organic network build-out with small, targeted acquisitions;

·	Increasing our commercial efforts to fill the broadband networks: as we expand the networks, we also deploy commercial resources necessary to begin monetizing our investment by marketing our services to new potential customers. In addition, our fixed broadband networks allow us to sell additional services to existing customers that drive annual revenue per unit (“ARPU”) growth over time; and

·	Product innovation: we drive customer adoption by expanding our range of digital services and aggregating third-party content, as well as some exclusive local and international content, enabling us to differentiate ourselves from our competitors. For example, we have agreements with local soccer teams, leagues and sports channels in Bolivia, Costa Rica, El Salvador, Guatemala, Honduras, Paraguay and Panama to air matches on our pay-TV channels. We are committed to bringing the best content to our customers, and for that we partner with various players in the ecosystem, from studios to Over-the-Top providers and sports industry players.

Our cable network deployment is also critical to help prepare the company for convergence of fixed and mobile networks and services, a trend we expect will accelerate with the deployment of 5G technology in the future.

Monetize Mobile Data

Our mobile networks continue to experience rapid data traffic growth, and we are very focused on making sure that incremental traffic translates into additional revenues. Our mobile data monetization strategy is built around several key drivers:

·	4G/LTE network expansion: our 4G networks enable us to deliver high volumes of data at faster speeds in a more cost-efficient manner than with 3G networks. As of December 31, 2021, our 4G networks covered approximately 78% of the population in our markets, a significant increase from coverage of approximately 65% as of December 31, 2018;

·	Smartphone adoption: more data-capable smartphone devices, particularly 4G/LTE, with a strong device portfolio and strategy to enable our customers to use data services on the move; and

·	Stimulating data usage: more compelling data-centric products and services to encourage our consumers to consume more data, while maintaining price discipline.

Drive Convergence

Millicom has evolved from a traditional mobile operator to a provider of a comprehensive range of services through fixed line, mobile and MFS platforms.

Convergence allows us to leverage our existing tangible and intangible assets, such as our network, our brand, and our local talent and market knowledge, to capture business synergies, generate new revenue streams from existing customers, attract new customers and reduce overall churn. Our focus on convergence also reflects our expectation that future network deployments, such as 5G, will require significant fiber network capacity and capillarity, as well as the spectrum, radio and other components of today's mobile network.

Accelerate B2B

The expansion of our fixed broadband networks as well as the development of state-of-the-art data centers, analytics, cloud and cybersecurity services is also creating new opportunities for us to target business customers by offering a more complete suite of information and communications technology (“ICT”) services. As of December 31, 2021, we had a total of 13 data centers across our Latin America footprint, including 9 data centers which are certified according to international standards.

Our strategy is to selectively evolve our portfolio into ICT-managed services to avoid excessive fragmentation and operational risk, while building the Tigo Business brand and differentiating ourselves through our service model and frontline execution. We believe that the small and medium-size business (“SMB”) segment represents a particularly attractive opportunity for growth, as SMBs digitize their business and operations using digital communications, and implement cloud and data center solutions in line with what we see in more developed markets.

Go Digital

We are focusing on transforming and evolving our customer experience and operations through the digital innovation of products and channels to empower our customers to do everything digital first with the variety of offerings that is available in our digital ecosystem: Mi Tigo, Tigo Money, Mi Tienda, eCare, ONEtv, TigoSports and others.

Through Tigo ONEtv, our next-generation user experience platform, we provide an advanced pay-TV entertainment experience for our customers, with sophisticated personalization options and recommendations, seamless integration of content across linear and on-demand offerings, and robust multi-screen capabilities. We also provide a valuable digital user experience through our Mi Tigo App for prepaid, postpaid and home customers, and our Tigo Money app for mobile financial services. Our focus remains firmly set on not only driving the adoption and enjoyment of these digital channels by our customers, but also developing and empowering our customers with Mi Tienda and eCare to increase productivity and customer satisfaction through a user-friendly experience.

We are evolving our commercial distribution network to operate digitally, which we believe will improve both customer experience and operational efficiency. To enable a seamless and integrated experience across sales and care touchpoints, we are implementing a business transformation that interlinks user experience, digital innovation, business processes, and our back-end ICT systems.

Customer Centricity

We are committed to providing the best customer service and experience possible in all of our markets. We have placed customer experience at the center of our decision-making as we continue to innovate across business lines and countries. Our focus has been simplifying how customers interact with us by implementing integrated, digital-first customer service channels.

To ensure we continue to improve our service quality, and being mindful of evolving customer demands, we use a variety of tools including customer engagement, local and regional trends, and consumption patterns to identify and improve access channels.

We have also adopted and deployed a net promoter score (“NPS”) program, designed to strengthen our customer-centric culture, and NPS is one of the metrics used to measure management performance under our incentive compensation plan.

For additional information regarding our operations, please see “Item 4—B. Business Overview” in our Annual Report on Form 20-F/A for the year ended December 31, 2021, which is incorporated by reference in this prospectus supplement. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

the offering

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the offering, see “Description of the Rights Offering.”

Issuer	Millicom International Cellular S.A.
The Rights Offering

We are distributing to all holders of our common shares, including common shares represented by Swedish Depositary Receipts (“SDRs”) issued pursuant to our deposit agreement with Skandinaviska Enskilda Banken AB (the “Depositary”), preferential subscription rights to subscribe for an aggregate of 70,357,088 newly-issued common shares, including in the form of SDRs (such number, the “Maximum Number of Offered Shares”).

We refer to Common Share Rights and SDR Rights in this prospectus supplement, collectively, as “Rights” and to each, individually, as a “Right.”

Concurrent Public Offering	The New SDRs offered in this offering are also being offered concurrently in a separate public offering in Sweden, Norway, Denmark and Finland governed by Swedish law, pursuant to a separate prospectus (the “Swedish Prospectus”) prepared in accordance with Regulation (EU) 2017/1129 (the “Prospectus Regulation”) and approved by the Swedish Financial Supervisory Authority (the “SFSA”) and notified to the competent authority in each of Norway, Denmark and Finland. Holders of SDRs and investors located in Sweden, Norway, Denmark or Finland should access the Swedish Prospectus before subscribing for New SDRs. The New SDRs may also be offered to holders of SDRs and investors in other jurisdictions, in reliance on the available private placement or other exemptions in such jurisdictions.
Distribution Ratio

Each holder of our common shares (other than holders of our common shares represented by SDRs) will receive one common share right (a “Common Share Right”) for each common share owned of record as of the Common Share Rights Record Date.

Holders of SDRs will receive one SDR right (an “SDR Right”) for each SDR owned of record as of the SDR Rights Record Date.

Subscription Ratio and Price

Ten (10) Common Share Rights will entitle a holder thereof to subscribe for and purchase seven (7) newly-issued common shares, par value $1.50 per share (each, a “New Share”), at a subscription price of $10.61 per New Share.

Ten (10) SDR Rights will entitle a holder thereof to subscribe for and purchase seven (7) newly-issued SDRs (each, a “New SDR”), each New SDR representing one New Share, at a subscription price of Swedish Krona (“SEK”) 106.00 per New SDR. The subscription price for New SDRs in SEK has been determined based on the subscription price in U.S. dollars, using the SEK-U.S. dollar exchange rate published by the Swedish Central Bank (Sveriges Riksbank) on May 17, 2022.

The Common Share Rights and SDR Rights are not interchangeable. Common Share Rights may only be exercised via payment of $10.61 per New Share. Common Share Rights may not be exercised via payment of the SEK-denominated subscription price provided for under the SDR Rights. Similarly, SDR Rights may only be exercised via payment of SEK 106.00 per New SDR. SDR Rights may not be exercised via payment of the U.S. dollar-denominated subscription price provided for under the Common Share Rights.
Interim SDRs	Holders of SDR Rights that validly subscribe and fully pay for New SDRs pursuant to the basic subscription privilege will be issued interim SDRs, each representing an SDR (the “Interim SDRs”), for each New SDR that is subscribed and paid for.
Oversubscription and Proration

Each holder of Common Share Rights that exercises its Common Share Rights in full will have an oversubscription privilege entitling them to subscribe for and purchase, at the applicable subscription price, up to the number of New Shares equal to the Available Oversubscription Common Shares.

Each holder of an SDR Right that exercises its SDR Rights, in part or in full, will have an oversubscription privilege entitling them to subscribe for and purchase, at the applicable subscription price, up to the number of New SDRs equal to the Available Oversubscription SDRs.

The oversubscription privilege will be subject to proration as described under “Description of the Rights Offering—Oversubscription Privilege and Proration.”

Conversion Stoppage	We have agreed with the Depositary to apply a “conversion stoppage,” prohibiting the issuance of New SDRs in exchange for common shares and the surrender of existing SDRs in exchange for common shares, starting on May 9, 2022 through and including June 13, 2022.
Common Share Rights Record Date	5:00 p.m. (New York City time) on May 23, 2022
SDR Rights Record Date	End of day (CET) on May 23, 2022
Subscription Period for and Exercise of Common Share Rights	The exercise period for the Common Share Rights will begin on May 27, 2022 and will close at 5:00 p.m. (New York City time) on June 13, 2022.
Subscription Period for and Exercise of SDR Rights	The exercise period for the SDR Rights will begin on May 27, 2022 and will close at 3:00 p.m. (CET) on June 13, 2022.

Common Share Rights Agent	Broadridge Corporate Issuer Solutions, Inc.
SDR Rights Agent	Nordea Bank Abp, filial i Sverige
Rump Shares and Rump Placement	We have entered into an underwriting agreement pursuant to which the underwriters have severally but not jointly agreed, on the terms and conditions set forth therein, to purchase their relevant proportion of the aggregate number of New Shares and New SDRs (with the allocation between New Shares and New SDRs to be determined by the Joint Global Coordinators (as defined below) following consultation with us) (such New Shares and New SDRs, the “Rump Shares”) equal to the Available Oversubscription Shares minus the aggregate portion of the Available Oversubscription Shares subscribed pursuant to (x) the exercise by Rights holders of their respective oversubscription privileges and (y) in the case of the concurrent offering of New SDRs pursuant to the Swedish Prospectus only, the Direct Subscription (as defined in “Description of the Rights Offering”), if any. The underwriters intend to offer and sell such New Shares and such New SDRs to potential investors (the “Rump Placement”). The Rump Placement, if any, is expected to take place on or about June 17, 2022. See “Description of the Rights Offering—Underwriting and Rump Placement.”
Settlement

We expect to deliver the New Shares issued in respect of Common Share Rights, including pursuant to the exercise of the oversubscription privilege, on or about June 21, 2022 through the book-entry facilities of The Depositary Trust Company (“DTC”).

We expect to deliver the Rump Shares allocated in the form of New Shares and New SDRs, if any, on or about June 21, 2022 through the book-entry facilities of DTC or Euroclear Sweden AB, the Swedish clearing system (“Euroclear Sweden”), as applicable.

We expect to convert the Interim SDRs issued pursuant to the basic subscription privilege into New SDRs and deliver such New SDRs on or about June 29, 2022 through the book-entry facilities of Euroclear Sweden.

We expect to deliver the New SDRs issued pursuant to the oversubscription privilege under the SDR Rights and the Direct Subscription (if any) on or about June 29, 2022 through the book-entry facilities of Euroclear Sweden.

Use of Proceeds

We estimate that the net proceeds from the rights offering will be up to approximately $717 million, after deducting the estimated underwriting commissions and fees (including the maximum discretionary fees payable) and offering expenses payable by us. We intend to use the net proceeds from the rights offering to repay the outstanding portion of the Bridge Loan (as defined elsewhere in this prospectus supplement) that we used to finance the Acquisition (as defined elsewhere in this prospectus supplement).

While we expect the rights offering to generate sufficient net proceeds to allow us to fully repay the Bridge Loan, we cannot assure you that this will occur. See “Use of Proceeds” and “Description of the Rights Offering—Oversubscription Privilege and Proration—Holders of SDR Rights.”

If the net proceeds of the rights offering exceed the amount necessary to repay the Bridge Loan, we will use any remaining net proceeds for general corporate purposes, which may include the repayment of debt, liabilities or other obligations. Our management will retain broad discretion in the allocation of the net proceeds of the offering used for general corporate purposes. The precise amounts and timing of our use of any such remaining net proceeds will depend upon market conditions and the availability of other funds, among other factors. See “Use of Proceeds.”

Joint Global Coordinators and Joint Bookrunners	Goldman Sachs International J.P. Morgan Securities plc Nordea Bank Abp, filial i Sverige
Joint Bookrunners	DNB Markets, a part of DNB Bank ASA, Sweden Branch Morgan Stanley & Co. International plc
Conflicts of Interest

Affiliates of certain of the underwriters, who are lenders under the Bridge Loan (as defined under “Use of Proceeds”), will receive more than 5% of the net proceeds from the rights offering, as we intend to use the net proceeds of the rights offering to repay the outstanding portion of the Bridge Loan. See “Use of Proceeds.” These underwriters could be deemed to have a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering is being made in compliance with the requirements of Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering because there is a bona fide public market for the common shares offered hereby. Sales of any common shares in the United States will only be effected through affiliates of the underwriters which are FINRA members. Sales of any underwritten SDRs will only be effected outside the United States by non-U.S. affiliates of the underwriters which are not FINRA members.

Listing

Our common shares trade on the Nasdaq Global Select Market under the symbol “TIGO.” On May 17, 2022, the last reported sale price of our common shares on the Nasdaq was $23.50 per share (to which the subscription price for a New Share in this offering represents an approximately 55% discount).

The SDRs trade on the Nasdaq Stockholm under the symbol “TIGO_SDB.” On May 17, 2022, the last reported sale price of SDRs representing our common shares on the Nasdaq Stockholm was SEK 224.90 per SDR (to which the subscription price for a New SDR in this offering represents an approximately 53% discount).

Trading of Rights

The Common Share Rights are expected to be admitted for trading on the Nasdaq Global Select Market (“Nasdaq”), where they will begin trading on May 27, 2022 and will trade through June 8, 2022.

The SDR Rights are expected to be admitted to trading on the Main Market of the Nasdaq Stockholm Aktiebolag (“Nasdaq Stockholm”), where they will begin trading on May 27, 2022 and will trade through June 8, 2022.

Trading of Interim SDRs	We have applied to have the Interim SDRs admitted to trading on the Main Market of Nasdaq Stockholm, where they will begin trading on May 27, 2022 and are expected to trade through June 22, 2022.
Ticker Symbols	We expect the Common Share Rights to trade on Nasdaq under the symbol “TIGOR”, the SDR Rights to trade on Nasdaq Stockholm under the symbol “TIGO TRV SDB P1”, and the Interim SDRs to trade on Nasdaq Stockholm under the symbol “TIGO SDB P1”.
CUSIPs / ISINs	Common Shares: CUSIP L6388F110 / ISIN LU0038705702 Common Share Rights: CUSIP L6388G 100 / ISIN LU2451514116 SDRs: ISIN SE0001174970 SDR Rights: ISIN SE0018012759 Interim SDRs: ISIN SE0018012767
Risk Factors	You should carefully consider all of the information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. In particular, we urge you to carefully consider the information set forth under “Risk Factors” beginning on page S-14 of this prospectus supplement and under “Risk Factors” in Item 1 of our Report on Form 6-K, filed with the SEC on May 10, 2022, which is incorporated by reference herein.

  SUMMARY SELECTED HISTORICAL FINANCIAL INFORMATION

The following summary selected statement of income data for the years ended December 31, 2021, 2020 and 2019 and the statements of financial position data set forth below as of December 31, 2020 are derived from our audited consolidated financial statements included in our annual report on Form 20-F/A for the year ended December 31, 2021, which is incorporated by reference herein. The following summary selected statement of income data for the three-month periods ended March 31, 2022 and 2021 and the statement of financial position data set forth below as of March 31, 2022 and December 31, 2021 are derived from our unaudited interim consolidated financial statements included in our Report on Form 6-K, filed with the SEC on May 10, 2022, which is incorporated by reference herein. Financial data is presented either at a consolidated level or at a segmental level, as derived from our financial statements, including the notes thereto.

On November 12, 2021, we announced the signing and closing of an agreement to acquire the 45% equity interest that we did not already own in our joint venture business in Guatemala, comprised of the Tigo Guatemala Companies, from our joint venture partner for $2.2 billion in cash (the “Acquisition”). We previously accounted for the Tigo Guatemala Companies using the equity method. As a result of the Acquisition, we now own 100% of the Tigo Guatemala Companies and their assets, liabilities, revenues and expenses are reflected in our consolidated financial statements from the date of acquisition. Accordingly, our consolidated statements of financial position as of March 31, 2022 and December 31, 2021 and our consolidated statements of income for the three-month period ended March 31, 2022 and the year ended December 31, 2021 are not directly comparable to the corresponding statements presented as of any dates, or for any reporting periods ending, prior to December 31, 2021.

Additionally, following the Acquisition, we have completed the purchase accounting adjustments for the assets and liabilities of the Tigo Guatemala Companies as of March 31, 2022, resulting in changes in the assets and liabilities reported in our audited consolidated statement of financial position as of December 31, 2021, included in our annual report on Form 20-F/A for the year ended December 31, 2021, which is incorporated by reference herein. As a result, the comparative statement of financial position as of December 31, 2021 included in our Report on Form 6-K, filed with the SEC on May 10, 2022 and incorporated by reference herein, which includes our final purchase accounting adjustments for the Acquisition, is not directly comparable to the December 31, 2021 balance sheet included in our annual report on Form 20-F/A for the year ended December 31, 2021. Accordingly, the summary statement of financial position data as of December 31, 2021 included below has been derived from our unaudited interim consolidated financial statements included in our Report on Form 6-K, filed with the SEC on May 10, 2022.

On April 19, 2021, we announced the signing of an agreement for the sale of our operations in Tanzania and the sale was subsequently completed on April 5, 2022. Due to the sale, the results of our operations in Tanzania are reflected under the income statement caption “Discontinued operations” in our summary selected statement of income data below and our unaudited interim consolidated financial statements as of March 31, 2022 and for the three-month periods ended March 31, 2022 and 2021, which are incorporated by reference herein. As a result of this divestiture, we also ceased to report an Africa segment for the first quarter of 2022, and our summary selected statement of income data below and our unaudited interim consolidated financial statements as of March 31, 2022 and for the three-month periods ended March 31, 2022 and 2021 are presented on the basis of a single segment. Accordingly, our unaudited interim consolidated statements of income for the three-month periods ended March 31, 2022 and 2021 are not, and our financial statements for future periods will not be, directly comparable to our audited consolidated statements of income for the years ended December 31, 2021, 2020 and 2019, which are incorporated by reference herein.

We have made rounding adjustments to reach some of the figures included below. Accordingly, numerical figures shown as totals in some tables may not be an exact arithmetic aggregation of the figures that preceded them.

 Summary Selected Statement of Income Data

	Three months ended March 31,		Year ended December 31,
	2022	2021	2021(1)	2020	2019(2)
	(U.S. dollars in millions, except per share data)

Revenue	1,408	999	4,617	4,171	4,336
Cost of sales	(370)	(278)	(1,302)	(1,171)	(1,201)
Gross profit	1,038	722	3,316	3,000	3,135
Operating expenses	(474)	(360)	(1,677)	(1,505)	(1,604)
Depreciation	(256)	(198)	(878)	(890)	(825)
Amortization	(81)	(105)	(318)	(318)	(275)
Share of profit in joint ventures	8	61	210	171	179
Other operating income (expenses), net	—	(17)	6	(12)	(34)
Operating profit	234	103	659	446	575
Interest and other financial expenses	(143)	(133)	(531)	(624)	(564)
Interest and other financial income	2	3	23	13	20
Revaluation of previously held interests in Guatemala	—	—	670	—	—
Other non-operating (expenses) income, net	4	57	(50)	(106)	227
Loss from other joint ventures and associates, net	1	(1)	(39)	(1)	(40)
Profit (loss) before taxes from continuing operations	99	30	732	(271)	218
Tax (charge) credit, net	(69)	(20)	(189)	(102)	(120)
Profit (loss) from continuing operations	29	9	543	(373)	97
Profit (loss) from discontinued operations, net of tax	(5)	14	—	(12)	57
Net profit (loss) for the period	24	24	542	(385)	154
Attributable to:
Owners of the Company	23	42	590	(344)	149
Non-controlling interests	1	(19)	(48)	(41)	5
Earnings (loss) per common share for profit (loss) attributable to the owners of the Company (basic and diluted)	0.23	0.41	5.84	(3.40)	1.48
Earnings (loss) per common share for profit (loss) from continuing operations attributable to the owners of the Company (basic and diluted)	0.28	0.41	5.84	(3.28)	0.92
Pro forma earnings (loss) per common share for profit (loss) from continuing operations attributable to the owners of the Company (basic and diluted)(3)	0.23		5.13

________________

(1)	2021 figures include the impact of our acquisition of the remaining 45% shareholding in the Tigo Guatemala Companies (approximately 1.5 months of statement of income data as from November 12, 2021).

(2)	2019 figures include the impact of our acquisitions: eight months of Telefonía Celular de Nicaragua, S.A. and four months of Telefónica Móviles Panamá, S.A., each acquired in 2019.

(3)	Unaudited basic and diluted pro forma net income per share data for the year ended December 31, 2021 and the three-month period ended March 31, 2022 assumes that an additional 34,079,844 of our common shares were outstanding for the year ended December 31, 2021 and the three-month period ended March 31, 2022, which represents the number of common shares that we expect to be issued, the proceeds of which will fund the repayment of the Bridge Loan with the net proceeds of the rights offering as described in “Use of Proceeds.” The number of common shares that we expect to be issued to fund the repayment of the Bridge Loan was calculated in accordance with Staff Accounting Bulletin Topic 3.A. by dividing $350 million, which is the estimated amount necessary to repay the Bridge Loan as described in “Use of Proceeds,” by $10.27 per share, the subscription price per common share in the rights offering, net of estimated underwriting fees (before expenses payable by us). We have also adjusted the numerator of the calculation as follows: (1) we used pro forma net profit attributable to owners of the Company for the year ended December 31, 2021, as disclosed in our unaudited pro forma condensed combined statement of income for the year ended December 31, 2021, which is incorporated by reference herein, and (2) we further adjusted the net profit amounts for the year ended December 31, 2021 and the three month period ended March 31, 2022 for the pro forma impact of the Bridge Loan repayment (i.e., removal of the interest expenses with respect to $350 million of debt) assuming that the debt was repaid as of January 1, 2021.

  Summary Selected Statement of Financial Position Data

	As of March 31,	As of December 31,
	2022	2021(1)	2020
	(U.S. dollars in millions)
Assets
Total non-current assets	12,599	12,852	10,114
Total current assets	1,906	2,286	2,307
Assets held for sale	661	—	1
Total assets	15,166	15,139	12,422
Equity and Liabilities
Total non-current liabilities	8,853	7,914	7,540
Total current liabilities	2,782	4,485	2,608
Liabilities directly associated with assets held for sale	739	—	—
Total liabilities	12,375	12,399	10,148
Equity attributable to owners of the Company	2,633	2,583	2,059
Non-controlling interests	158	157	215
Total equity	2,791	2,740	2,274
Total equity and liabilities	15,166	15,139	12,422

_______________

(1)	The summary statement of financial position data as of December 31, 2021 has been derived from our unaudited interim consolidated financial statements included in our Report on Form 6-K, filed with the SEC on May 10, 2022. These 2021 figures include the fully consolidated statement of financial position of the Tigo Guatemala Companies following the acquisition of the remaining 45% shareholding on November 12, 2021. We previously accounted for these operations using the equity method.

 Other Revenue Data

	Three months ended March 31,		Year ended December 31,
	2022	2021	2021(1)	2020	2019(2)
		(U.S. dollars in millions)
Group:
Mobile revenue	737	454	2,347	2,116	2,150
Cable and other fixed services revenue	545	477	1,947	1,803	1,928
Other revenue	18	15	60	52	51
Total service revenue	1,300	946	4,354	3,971	4,130
Telephone and equipment and other revenue	109	54	263	201	206
Total Consolidated Revenue	1,408	999	4,617	4,171	4,336

______________

(1)	2021 figures include the impact of our acquisition of the remaining 45% shareholding in the Tigo Guatemala Companies (approximately 1.5 months of statement of income data as from November 12, 2021).

(2)	2019 figures include the impact of our acquisitions: eight months of Telefonía Celular de Nicaragua, S.A. and four months of Telefónica Móviles Panamá, S.A., each acquired in 2019.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

The following summary unaudited pro forma condensed combined financial information is based on our historical consolidated financial statements and the Tigo Guatemala Companies’ historical combined financial statements as adjusted to give effect to the Acquisition. The summary unaudited pro forma condensed combined statement of income for the year ended December 31, 2021 gives effect to the Acquisition as if it had occurred on January 1, 2021. Because the Tigo Guatemala Companies’ statement of financial position is consolidated with ours from the date of the Acquisition, a pro forma statement of financial position has not been presented.

The transaction accounting adjustments for the Acquisition consist of those necessary to account for the Acquisition as if it had occurred on January 1, 2021. We financed the Acquisition with a bridge loan, in an original principal amount of $2,150 million, of which approximately $350 million remains outstanding as of the date hereof, obtained from Goldman Sachs Bank USA, J.P. Morgan AG and Morgan Stanley Senior Funding, Inc. (the “Bridge Loan”). The Bridge Loan bears a variable interest rate with a step up every three months and had an initial maturity period of six months, extendable for an additional six months. We extended the Bridge Loan, which now matures on November 12, 2022. The initial cost of issuance amounted to $28 million, and this amount is reflected in our unaudited pro forma condensed combined statement of income for the year ended December 31, 2021. Subsequently, approximately $8 million of this amount was refunded to us. The adjustments related to the issuance of the Bridge Loan are shown in a separate column as “Other Transaction Accounting Adjustment.”

Basis of Presentation

The Acquisition is being accounted for using the acquisition method of accounting in accordance with International Financial Reporting Standards (“IFRS”) 3. The IFRS 3 acquisition method of accounting applies the fair value concepts defined in IFRS 13 – Fair Value Measurement and requires, among other things, most of the assets acquired and the liabilities assumed in a business combination to be recognized by the acquirer at their fair values as of the acquisition date. Any excess of the consideration transferred over the fair value of the Tigo Guatemala Companies’ assets acquired and liabilities assumed is recorded as goodwill. The earnings of the combined group will reflect the impacts of purchase accounting adjustments, including any changes in amortization and depreciation expense for acquired assets.

Fair value is defined in IFRS 13 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It is possible that the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. At the time of the publication of the unaudited pro forma condensed combined statement of income for the year ended December 31, 2021 incorporated by reference herein, the purchase accounting for the Acquisition had not yet been completed. We completed the purchase accounting as of March 31, 2022. The completion of the purchase accounting adjustments, in which the Tigo Guatemala Companies’ assets acquired and liabilities assumed were recognized at their respective fair values, did not have a material impact on our previously published unaudited pro forma condensed combined statement of income for the year ended December 31, 2021. However, it did result in significantly different assumed asset valuations, particularly with respect to the allocation of purchase price between intangible assets and goodwill, compared to those presented in Note 3 to the unaudited pro forma condensed combined statement of income for the year ended December 31, 2021 incorporated by reference herein. We have included our final purchase price allocation, together with a reconciliation to our preliminary purchase price allocation, in the notes to our unaudited interim consolidated financial statements included in our Report on Form 6-K, filed with the SEC on May 10, 2022, which is incorporated by reference herein.

The summary unaudited pro forma condensed combined financial information presented is derived from (i) our audited condensed statement of income for the year ended December 31, 2021, included in our Annual Report on Form 20-F/A for the year ended December 31, 2021, and (ii) the Tigo Guatemala Companies’ unaudited condensed combined statement of income for the period from January 1, 2021 to November 12, 2021, the date of the Acquisition.

Our historical consolidated financial statements and the historical combined financial statements of the Tigo Guatemala Companies are prepared in accordance with IFRS as issued by the International Accounting Standards Board (“IASB”) and in accordance with IFRS as adopted by the European Union. There are no differences between IFRS as issued by the IASB and IFRS as adopted by the European Union with respect to these consolidated financial statements.

The summary unaudited pro forma condensed combined financial information presented below should be read in conjunction with (i) our historical 2021 consolidated financial statements included in our Annual Report on Form 20-F/A for the year ended December 31, 2021, (ii) the unaudited interim condensed combined financial statements of the Tigo Guatemala Companies as of and for the nine months ended September 30, 2021, together with the accompanying notes thereto, and (iii) the unaudited pro forma condensed combined statement of income for the year ended December 31, 2021, together with the accompanying notes thereto. The financial statements referenced in clauses (ii) and (iii) above are contained in our Report on Form 6-K, filed with the SEC on March 1, 2022, which is incorporated herein by reference.

The summary unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of SEC Regulation S-X.

The summary unaudited pro forma condensed combined financial information is presented for illustrative purposes only and should not be considered to be an indication of the results of operations or financial position of the combined company following the Acquisition. Further, the summary unaudited pro forma condensed combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition and the related financing occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the combined company. Our actual financial condition and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information is based upon available information and certain assumptions that management believes are reasonable.

Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2021

	Millicom Group for the year ended December 31, 2021	Tigo Guatemala Companies for the period from January 1, 2021 to November 12, 2021	Transaction Accounting Adjustments		Other Transaction Accounting Adjustment (#3)	Summary Pro Forma Statement of Income
			Impact of Equity Method Accounting Adjustment (#1)	Impact of Adjustment for Purchase Price Accounting (#2)
	(U.S. dollars in millions, except per share data)

Revenue	4,617	1,373	—	—	—	5,990
Cost of sales	(1,302)	(300)	—	—	—	(1,601)
Gross profit	3,316	1,073	—	—	—	4,389
Operating expenses	(1,677)	(327)	—	—	—	(2,004)
Depreciation & Amortization	(1,196)	(192)	—	(77)	—	(1,465)
Share of net profit in Guatemala and Honduras	210	—	(183)	—	—	27
Other operating income (expenses), net	6	(1)	—	—	—	5
Operating profit	659	554	(183)	(77)	—	952
Interest expense	(531)	(45)	—	—	(65)	(641)
Interest income	23	4	—	—	—	28
Revaluation of previously held interests	670	—	—	—	—	670
Other non-operating (expenses) income, net	(50)	—	—	—	—	(50)
Loss from other joint ventures and associates, net	(39)	—	—	—	—	(39)
Profit (loss) before taxes from continuing operations	732	513	(183)	(77)	(65)	919
Tax (charge) credit, net	(189)	(98)	—	—	—	(287)
Profit (loss) from continuing operations	543	415	(183)	(77)	(65)	633
Non-controlling interests	48	—	—	—	—	48
Profit (loss) from discontinued operations	(0)	—	—	—	—	—
Net profit (loss) for the period from continuing operations attributable to equity owners	591	415	(183)	(77)	(65)	681
Attributable to:
Owners of the Company	591	—	—	—	—	681
Non-controlling interests	(48)	—	—	—	—	(48)
Earnings (loss) per common share for profit (loss) attributable to the owners of the Company:
Basic and diluted (U.S. dollars per common share)
From continuing operations	5.84	—	—	—	—	6.73
From discontinued operations	(0.00)	—	—	—	—	(0.00)
Total	5.84	—	—	—	—	6.73
Weighted average number of common shares (excluding treasury shares) for basic earnings (loss) per share	101,129	—	—	—	—	101,129

RISK FACTORS

An investment in the securities offered by this prospectus supplement involves a high degree of risk. You should carefully consider the risks described below, together with the risks described in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making an investment decision.

Risks Related to Millicom

You should read “Risk Factors” in Item 1 of our Report on Form 6-K, filed with the SEC on May 10, 2022, which is incorporated by reference in this prospectus supplement, for information on risks relating to Millicom (including its industry, business and financial structure). See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

Risks Related to the Rights Offering

No assurance can be given that a trading market will develop for the Rights and, if a market does develop, the Rights may be subject to greater volatility than our common shares or SDRs.

The Common Share Rights and the SDR Rights do not have an established trading market. Although we expect that the Common Share Rights and SDR Rights will be admitted to trading on the Nasdaq and Nasdaq Stockholm, respectively, as discussed elsewhere in this prospectus supplement, there is no assurance that an active trading market in the Rights will develop during the applicable trading periods or that there will be sufficient liquidity for the Rights during such periods. If an active trading market does not develop or is not substantial, the liquidity and trading price of the Rights could be adversely affected. Because the trading price of the Rights depends on a variety of factors, including the trading price of our common shares or SDRs, the trading price of the Rights may be volatile and subject to significantly greater price fluctuations than our common shares or SDRs.

Failure by a holder to exercise allocated Rights during the exercise period will result in dilution of such holder’s percentage ownership of the shares or SDRs.

Any Rights that are not exercised by a holder during the subscription period will expire and become null and void, and holders of the Rights will not receive any compensation for them. The rights offering is designed to enable Millicom to raise capital in a manner that gives its eligible holders the opportunity to subscribe for the New Shares or New SDRs (as applicable) pro rata to their holding prior to the rights offering, subject to applicable securities laws. To the extent that holders do not exercise their Rights, their proportionate ownership and voting interest in Millicom will decline. Even if holders elect to sell their Rights, the consideration they receive, if any, may not be sufficient to fully compensate them for the dilution of their percentage ownership of common shares that may be caused as a result of the offering.

The underlying economic value and subscription prices of the Common Share Rights and SDR Rights may differ, potentially materially, because of foreign currency exchange rate fluctuations. The net proceeds we obtain from the rights offering may be less than we expect due to such fluctuations or for other reasons.

The subscription prices for the Common Share Rights and SDR Rights are fixed in U.S. dollars and Swedish Krona (SEK), respectively, and are not subject to adjustment. While the subscription prices have initially been fixed to be economically comparable, the value of the U.S. dollar relative to the SEK is subject to fluctuation, before, during and after the applicable Rights subscription periods. Accordingly, the actual U.S. dollar-equivalent value paid by a holder of SDR Rights to subscribe for New SDRs may be more or less, possibly materially, than the subscription price for New Shares under the Common Share Rights. Conversely, the SEK-equivalent value paid by a holder of Common Share Rights to subscribe for New Shares may be more or less, possibly materially, than the subscription price for New SDRs under the SDR Rights. Although the Common Share Rights are expected to be traded on the Nasdaq and the SDR Rights are expected to be traded on Nasdaq Stockholm, the Common Share Rights and SDR Rights are not fungible with one another and cannot be exchanged. Any foreign currency exchange rate fluctuations that result in an underlying disparity between the subscription price for New Shares relative to New SDRs may impact the liquidity of the related Rights and adversely affect the ability of holders to be compensated for the dilution that may result from the rights offering. In addition, consistent with our practice, we expect to declare and pay dividends in U.S. dollars and the amount of any dividend you may receive in other currencies, including dividends with respect to SDRs, will be the result of converting U.S. dollars into such other currencies, where the rates of foreign exchange may be subject to volatility.

Changes in the exchange rate between U.S. dollars and SEK may result from the interaction of several factors outside of our control that affect economic and political conditions, including but not limited to: (i) rates of inflation; (ii) interest rate levels, including any actual or anticipated change in interest rates by the U.S. Federal Reserve or the Swedish Central Bank; (iii) the balance of payments among countries; (iv) the extent of government surpluses or deficits in the United States and Sweden; and (v) other financial, economic, military, public health and political factors. All of these factors are sensitive to the monetary, fiscal and trade policies pursued by the governmental authorities of the United States, Sweden, the United Kingdom, the European Union and other countries and jurisdictions that are important to international trade and finance.

Additionally, the amount of net proceeds we obtain from the rights offering may also be more or less than we expect as a result of changes in the exchange rate of the U.S. dollar relative to the SEK. If, between the date of this prospectus supplement and the applicable due date for payment for the New SDRs, the U.S. dollar appreciates materially against the SEK, the amount of proceeds we receive, in U.S. dollar terms, may be materially lower than we expect. As described under “Use of Proceeds,” we may also not be able to sell the full number of shares offered in the rights offering, notwithstanding our agreement with the underwriters in respect of the Rump Shares, due to the risk of failed settlement of New SDRs subscribed for pursuant to the exercise of the oversubscription privilege or the Direct Subscription (as defined under “Description of the Rights Offering”), if any, in the separate public offering under the Swedish Prospectus. Although we understand that failed settlements of oversubscribed and directly subscribed securities in similar offerings are unusual, any such failed settlements would cause the total number of common shares (including common shares represented by SDRs) issued in the rights offering to be less than the Maximum Number of Offered Shares, and the net proceeds therefrom may be less than we expect. If either or both of these risks are realized, the net proceeds we receive from the rights offering may not be sufficient to repay the Bridge Loan or pursue the other objectives described under “Use of Proceeds,” which could materially adversely affect our business, financial condition, results of operations and the price of our common shares and SDRs.

A conversion stoppage will be implemented in connection with the rights offering, preventing the exchange of common shares for SDRs and vice versa, between May 9 and June 13, 2022, which could have a material adverse effect on the liquidity of our common shares, SDRs and Rights, and could cause the market prices of some or all of these securities to decline.

To facilitate the issuance, trading and settlement of the Rights in compliance with Swedish law and the terms of the Custodian Agreement between us and the Depositary, as amended, dated as of December 16, 2011 (the “Custodian Agreement”), and the accompanying General Terms & Conditions, dated as of January 2012, we will implement a conversion stoppage that prohibits the issuance of new SDRs in exchange for deposited common shares and the surrender of existing SDRs in exchange for common shares. The conversion stoppage commenced on May 9, 2022 and is expected to last for the duration of the offering, continuing through June 13, 2022. Although the Nasdaq and Nasdaq Stockholm are expected to permit trading in our common shares and SDRs on their exchanges during this period (as applicable), our common shares and SDRs will not be interchangeable during this period. This could cause a decline in market liquidity for our common shares and SDRs, as well as for the related Rights, which in turn could result in substantial price fluctuations or declines in the market price of some or all of these securities.

Certain holders may not be able to exercise their Rights.

Under the laws and regulations of jurisdictions outside the United States, Sweden, Norway, Denmark and Finland, certain holders of Common Share Rights or SDR Rights may not be able to exercise or sell their Rights unless we take action to register or otherwise qualify the offering under the laws of such jurisdictions, which we do not intend to do. In addition, none of us, the Common Share Rights Agent or the SDR Rights Agent will mail or otherwise seek to deliver Rights certificates to holders of our common shares or SDRs in such jurisdictions, unless they deliver an opinion of reputable counsel stating that they are permitted to receive such materials and to participate in the rights offering, as described elsewhere in this prospectus supplement.

In such circumstances, we have made arrangements with the Common Share Rights Agent (acting through its broker-dealer) to use commercially reasonable efforts to mail this prospectus supplement and the accompanying prospectus to holders of common shares in such jurisdictions, in order to advise them of their entitlements and, upon instructions from such holders, to sell the related Common Share Rights and send the proceeds of such sales, net of brokers’ and other fees and expenses, to the entitled holders. If holders in such jurisdictions fail to appropriately instruct the Common Share Rights Agent or are otherwise unable to exercise or sell their Common Share Rights, their Common Share Rights will expire and become worthless. We have also made arrangements with Euroclear Sweden to withhold the distribution of SDR Rights to holders of existing SDRs in such jurisdictions, and such holders will not be permitted to subscribe for New SDRs. The SDR Rights that would have otherwise been distributed to such holders will be sold and the proceeds thereof (net of selling costs) will be delivered to the applicable holders, and their equity ownership interest in us will be diluted.

Certain holders of our common shares hold their securities in certificated form. Because of the logistical difficulties that are inherent to distributing physical subscription forms for the Common Share Rights to such holders, certain holders may be unable to exercise their rights on a timely basis or at all. If such holders are unable to exercise their Common Share Rights, or if the Common Share Rights subscription form required for the exercise of their Common Share Rights is not received until after the completion of the applicable subscription period, their Common Share Rights will expire and become worthless.

Additionally, we are incorporated in Luxembourg and Luxembourg law differs from U.S. and Swedish law and may afford less protection to holders of our Rights, New Shares or New SDRs, as applicable. For additional information, see “Risk Factors—Risks related to share ownership, governance practices and registration with the SEC—Shareholder protection—MIC S.A. is incorporated in Luxembourg, and Luxembourg law differs from U.S. law and may afford less protection to holders of our shares” in Item 1 of our Report on Form 6-K, filed with the SEC on May 10, 2022, which is incorporated by reference herein.

Risks Related to Our Common Shares and the SDRs

The market price of our common shares or SDRs may fluctuate and may decline below the subscription price.

The market price of our common shares or SDRs may fluctuate and decline below the subscription price of the Common Share Rights or SDR Rights, as applicable. Moreover, given that the market price of the Rights depends to a significant degree on the price of our common shares and SDRs, a decline in the trading price of the common shares or SDRs would also be expected to negatively affect the trading price of the Rights. The market price of our common shares and SDRs may fluctuate due to a variety of factors, including:

·	market conditions in the broader stock market in general, or our industry in particular;

·	actual or anticipated fluctuations in our financial and operating results;

·	introduction of new products and services by us or our competitors;

·	entry to new markets or exit from existing markets;

·	issuance of new or changed securities analysts’ reports or recommendations;

·	actual or anticipated issuances or sales of large blocks of our shares;

·	additions or departures of key personnel;

·	regulatory developments; and

·	litigation and governmental investigations or actions.

Subscriptions for our common shares or SDRs pursuant to the exercise of the Common Share Rights or SDR Rights, as applicable, will be binding and irrevocable, and the subscription price may be materially different from the market price of the Company’s common shares or SDRs. We cannot assure holders of Common Share Rights or SDR Rights that the market price of our common shares or SDRs will not decline below the subscription price after such holders elect to exercise their Rights. If that occurs, such holders will have committed to buying common shares or SDRs at a price above the prevailing market price, and such holders will suffer an immediate unrealized loss as a result. In addition, we cannot assure holders of Common Share Rights or SDR Rights that, following the exercise of the Rights, they will be able to sell their common shares or SDRs, as applicable, at a price equal to or greater than the subscription price.

USE OF PROCEEDS

We estimate that the net proceeds from the rights offering will be up to approximately $717.0 million, after deducting the estimated underwriting commissions and fees (including the maximum discretionary fees payable) and estimated offering expenses payable by us. We intend to use the net proceeds from the rights offering to repay the outstanding portion of the Bridge Loan (as defined below) that we used to finance the Acquisition.

We financed the Acquisition with a bridge loan, in an original principal amount of $2,150 million, of which $350 million remains outstanding as of the date hereof, obtained from Goldman Sachs Bank USA, J.P. Morgan AG and Morgan Stanley Senior Funding, Inc. (the “Bridge Loan”). The Bridge Loan bears interest at the three-month LIBOR plus 1.5% per annum and matures on November 12, 2022.

We repaid $1,800 million of the Bridge Loan with our cash on hand and the proceeds of $900 million in aggregate principal amount of 5.125% senior notes due 2032, issued on February 3, 2022, by a Cayman Islands-domiciled trustee on behalf of the Tigo Guatemala Companies, and guaranteed by the Tigo Guatemala Companies (the “Tigo Guatemala Notes”), as well as the net cash consideration received from the sale of our operations in Tanzania.

The number of Rump Shares will be determined prior to the settlement of the New SDRs to be issued pursuant to the exercise of the oversubscription privilege and the Direct Subscription (as defined under “Description of the Rights Offering”) in the separate public offering in Sweden, Norway, Denmark and Finland being conducted pursuant to the Swedish Prospectus. Although we understand that failed settlements of oversubscribed and directly subscribed securities in similar offerings are unusual, any such oversubscribed and directly subscribed New SDRs will not be included in the Rump Shares, and it is possible that investors who oversubscribe or directly subscribe for such New SDRs will fail to deliver payment for them when due. If this occurs, the total number of common shares (including common shares represented by SDRs) to be issued in the rights offering will be less than the Maximum Number of Offered Shares, and the net proceeds therefrom will be less than the amount disclosed above. Accordingly, while we expect the rights offering to result in net proceeds sufficient to pay off the remaining outstanding portion of the Bridge Loan, there is no assurance that this will occur. See “Description of the Rights Offering—Oversubscription Privilege and Proration—Holders of SDR Rights” and “Risk Factors—Risks related to the Rights Offering—The underlying economic value and subscription prices of the Common Share Rights and SDR Rights may differ, potentially materially, because of foreign currency exchange rate fluctuations. The net proceeds we obtain from the rights offering may be less than we expect due to such fluctuations or for other reasons.”

If the net proceeds of the rights offering exceed the amount necessary to repay the Bridge Loan, we will use such remaining proceeds for general corporate purposes, which may include the repayment of debt, liabilities or other obligations. Our management will retain broad discretion in the allocation of the net proceeds of the rights offering used for general corporate purposes. The precise amounts and timing of our use of any such remaining net proceeds will depend upon market conditions and the availability of other funds, among other factors.

CAPITALIZATION

The following table sets forth our consolidated capitalization and indebtedness as of March 31, 2022, prepared on the basis of IFRS, as issued by the International Accounting Standards Board:

·	on an actual basis (which reflects the Acquisition); and

·	on an as adjusted basis, to give effect to (i) the issuance and sale of 70,357,088 common shares (including common shares represented by SDRs) at the subscription prices set forth on the cover page of this prospectus supplement (assuming all Common Share Rights and SDR Rights are fully subscribed, with assumed SEK proceeds translated to U.S. dollars at a rate of SEK 9.9885 per $1.00, the SEK-U.S. dollar exchange rate published by the Swedish Central Bank on May 17, 2022), (ii) the deduction of $29.5 million in estimated underwriting commissions and fees (including the maximum discretionary fees payable) and estimated offering expenses payable by us in connection with the rights offering, (iii) the disposition of our Tanzania operations for approximately $101.0 million and (iv) the application of the net proceeds of such sale of shares and such Tanzania disposition to the repayment of the Bridge Loan.

As discussed under “Use of Proceeds,” the total number of common shares to be issued in the rights offering may be less than the Maximum Number of Offered Shares, and the net proceeds therefrom may be less than the amount assumed in the table below. See “Use of Proceeds,” “Description of the Rights Offering—Oversubscription Privilege and Proration—Holders of SDR Rights” and “Risk Factors—Risks related to the Rights Offering—The underlying economic value and subscription prices of the Common Share Rights and SDR Rights may differ, potentially materially, because of foreign currency exchange rate fluctuations. The net proceeds we obtain from the rights offering may be less than we expect due to such fluctuations or for other reasons.”

This table should be read together with our Report on Form 6-K, filed with the SEC on May 10, 2022, our Annual Report on Form 20-F/A for the year ended December 31, 2021, the financial statements included therein, the related notes thereto and the other financial data appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2022
	Actual	As Adjusted
	(U.S. dollars in millions)
Cash and cash equivalents	695	1,063
Debt:
Short-term:
Bridge Loan	450	—
Other short-term debt	92	92
Long-term:
Other long-term debt	6,880	6,880
Equity:
Common shares, par value $1.50 per share, 200,000,000 shares authorized and 100,469,436 issued and outstanding, actual; 200,000,000 shares authorized and 170,826,524 shares issued and outstanding, as adjusted(1)	153	258
Share premium	474	1,085
Treasury shares	(49)	(49)
Retained profits	2,637	2,637
Other reserves	(581)	(581)
Equity attributable to owners of the Company	2,633	3,350
Non-controlling interests	158	158
Total equity	2,791	3,508
Total capitalization	10,213	10,480

(1) Actual and as adjusted shares issued and outstanding do not include 1,269,781 treasury shares.

DESCRIPTION OF THE RIGHTS OFFERING

General

On May 17, 2022, our Board of Directors determined that holders of our common shares, including common shares represented by Swedish Depositary Receipts (“SDRs”) issued pursuant to our deposit agreement with Skandinaviska Enskilda Banken AB (the “Depositary”), will receive preferential subscription rights to subscribe for an aggregate of up to 70,357,088 newly-issued common shares (including new common shares represented by new SDRs) (such number, the “Maximum Number of Offered Shares”).

We refer to each Common Share Right (as defined below) and SDR Right (as defined below) in this prospectus supplement as a “Right” and to all of them, collectively, as “Rights.”

Common Share Rights

Each holder of our common shares (other than holders of our common shares represented by SDRs) will receive, for each common share owned of record at 5:00 p.m. (New York City time) on May 23, 2022 (the “Common Share Rights Record Date”), one common share right (a “Common Share Right”). Ten (10) Common Share Rights will entitle the holder thereof to subscribe for and purchase seven (7) newly-issued common shares, par value $1.50 per share (each, a “New Share”), at a subscription price of $10.61 per New Share, and an oversubscription privilege (as described below).

The holders entitled to receive Common Share Rights will be determined on the basis of beneficial ownership, which will be determined by us with the assistance of Broadridge Corporate Issuer Solutions, Inc. (the “Common Share Rights Agent”) based on the records of the book-entry facilities maintained by The Depositary Trust Company (“DTC”) and the records maintained by Broadridge, in its capacity as our transfer agent.

SDR Rights

Each holder of SDRs (each SDR representing one common share) will receive, for each SDR owned of record on May 23, 2022 (end of day, Central European Time (“CET”)) (the “SDR Rights Record Date”), one SDR right (an “SDR Right”). Ten (10) SDR Rights will entitle a holder thereof to subscribe for and purchase seven (7) newly-issued SDRs (each, a “New SDR”), each New SDR representing one New Share, at a subscription price of Swedish Krona (“SEK”) 106.00 per New SDR, and an oversubscription privilege (as described below). The subscription price in SEK has been determined based on the subscription price in U.S. dollars, using the SEK-U.S. dollar exchange rate published by the Swedish Central Bank (Sveriges Riksbank) on May 17, 2022.

The holders entitled to receive SDR Rights will be determined on the basis of beneficial ownership based on the book-entry facilities maintained by Euroclear Sweden, the Swedish clearing system.

Reasons for the Rights Offering

We are conducting the rights offering in order to raise capital to repay the outstanding portion of our Bridge Loan. See “Use of Proceeds.”

Determination of Subscription Price and Distribution Ratio

We determined the subscription price and the number of Rights to distribute based on, among other things, the market price of our common shares (including in the form of SDRs), discounts used in similar rights offerings, the general conditions of the securities markets and the amount of proceeds, after any deductions for expenses related to the rights offering, required by us to repay the outstanding portion of the Bridge Loan (as discussed under “Use of Proceeds”).

Certain Important Dates

The following table sets forth certain important dates applicable to this offering and the Rights.

Event	Calendar Date	Significance
Conversion Stoppage Begins	May 9, 2022.	From this date, until the end of the conversion stoppage period, common shares may not be deposited with the Depositary in exchange for issuance of new SDRs, and existing SDRs may not be surrendered in exchange for common shares.
First Day of Trading Without an Entitlement to Receive Rights	May 20, 2022.	On this date, our common shares and SDRs will begin to trade on the Nasdaq and Nasdaq Stockholm, respectively, without an entitlement to receive any Rights.
Common Share Rights Record Date	5:00 p.m., New York City time, on May 23, 2022.	Only holders of record of our common shares as of this date, as determined by the Common Share Rights Agent based on the book-entry facilities of DTC and the register maintained by Broadridge in its capacity as our transfer agent, will be entitled to receive Common Share Rights.
SDR Rights Record Date	End of day, CET, on May 23, 2022.	Only holders of record of SDRs as of this date, based on the book-entry facilities of Euroclear Sweden, will be entitled to receive SDR Rights.
Deposit of SDR Rights	May 25, 2022.	The SDR Rights are deposited into the accounts of SDR holders in Euroclear Sweden.
Deposit of Common Share Rights; Common Share Rights Trading and Subscription Period Commences	May 27, 2022.

The Common Share Rights are deposited into the accounts of participants in DTC.

The Common Share Rights commence trading on the Nasdaq Global Select Market in the United States.

Holders of Common Share Rights may begin to subscribe for New Shares. Such holders who have exercised their Common Share Rights in full may also request to purchase additional New Shares pursuant to their oversubscription privilege.

SDR Rights Trading and Subscription Period Commences	May 27, 2022.

The SDR Rights commence trading on Nasdaq Stockholm in Sweden.

Holders of SDR Rights may begin to subscribe for New SDRs. Such holders may also request to purchase additional New SDRs pursuant to their oversubscription privilege.

Interim SDR Trading Commences	May 27, 2022.	Holders of SDR Rights that validly subscribe and fully pay for New SDRs pursuant to the basic subscription privilege are issued Interim SDRs, which commence trading on Nasdaq Stockholm.
Last Day of Trading of Common Share Rights	June 8, 2022.	The Common Share Rights cease trading on the Nasdaq Global Select Market.
Last Day of Trading of SDR Rights	June 8, 2022.	The SDR Rights cease trading on Nasdaq Stockholm.
End of SDR Rights Subscription Period	3:00 p.m., CET, on June 13, 2022.	Deadline to exercise outstanding SDR Rights, which will expire without compensation, and to request additional New SDRs under the oversubscription privilege.
End of Common Share Rights Subscription Period	5:00 p.m., New York City time, on June 13, 2022.	Deadline to exercise outstanding Common Share Rights, which will expire without compensation, and to request additional New Shares under the oversubscription privilege.

Event	Calendar Date	Significance
End of Conversion Stoppage	5:00 p.m., New York City time, on June 13, 2022.	After this date and time, common shares can be deposited with the Depositary in exchange for SDRs, and existing SDRs can be surrendered in exchange for common shares.
Rump Placement	On or around June 17, 2022.	Sales of Rump Shares (if any) are expected to be confirmed to investors.
Settlement Date for New Shares	June 21, 2022.	We expect to deliver the New Shares issued in respect of Common Share Rights through the book-entry facilities of DTC.
Settlement Date for Rump Shares Pursuant to Rump Placement	June 21, 2022.	We expect to deliver the Rump Shares allocated in the form of New Shares and New SDRs, if any, through the book-entry facilities of DTC or Euroclear Sweden, as applicable or, if later, two business days following the Rump Placement, if any.
Last Day of Trading of Interim SDRs	June 22, 2022.	The Interim SDRs cease trading on Nasdaq Stockholm.
Settlement Date for New SDRs Issued Pursuant to the Basic Subscription Privilege	June 29, 2022.	We expect to convert the Interim SDRs issued pursuant to the exercise of the basic subscription privilege under the SDR Rights into New SDRs and deliver such New SDRs through the book-entry facilities of Euroclear Sweden.
Settlement Date for New SDRs Issued Pursuant to Oversubscription Privilege and the Direct Subscription	June 29, 2022.	We expect to deliver the New SDRs issued pursuant to (i) the exercise of the oversubscription privilege under the SDR Rights and (ii) the Direct Subscription through the book-entry facilities of Euroclear Sweden.

Record Dates

The Common Share Rights Record Date is 5:00 p.m., New York City time, on May 23, 2022. The SDR Rights Record Date is on May 23, 2022 (end of day, CET).

Conversion Stoppage

We have agreed with the Depositary to apply a “conversion stoppage,” prohibiting the issuance of New SDRs in exchange for common shares and the surrender of existing SDRs in exchange for common shares, starting on May 9, 2022 through and including June 13, 2022.

Subscription Periods and Deadlines

The subscription period for the Common Share Rights will begin on May 27, 2022 and will close at 5:00 p.m. (New York City time) on June 13, 2022. The subscription period for the SDR Rights will begin on May 27, 2022 and will close at 3:00 p.m. (CET) on June 13, 2022.

Rights not exercised prior to the expiry of the applicable subscription period will expire and become null and void without the payment of any compensation. Trading in the Common Share Rights and the SDR Rights is expected to commence on May 27, 2022.

Subscription Ratio; No Fractional Shares or SDRs

We will issue one Right for each common share or SDR, as applicable, owned as of the applicable record date. However, ten (10) Rights are required to be exercised to subscribe for seven (7) New Shares or seven (7) New SDRs, as applicable. You will not be able to exercise any Rights you hold in increments of fewer than ten (10).

We will not issue any fractional New Shares or New SDRs, as applicable, or pay cash in lieu thereof. If you hold a number of Rights that is not divisible by ten (10) as of the end of the applicable subscription period, such Rights will expire and become null and void without the payment of any compensation.

Basic Subscription Privilege

The Rights will entitle the holder thereof to a basic subscription privilege. The basic subscription privilege entitles you to purchase seven (7) common shares per ten (10) Common Share Rights and seven (7) SDRs per ten (10) SDR Rights, upon payment of the relevant subscription price per New Share or New SDR (as applicable) and, if applicable, delivery of the required documents prior to the expiration time of the relevant subscription period.

If you hold Common Share Rights, you are not required to exercise your basic subscription privilege, in full or in part, unless you wish to also purchase New Shares under your oversubscription privilege described below, in which case you are required to exercise your basic subscription privilege in full. If you hold SDR Rights, you are required to exercise your basic subscription privilege, in full or in part, if you wish to purchase New SDRs under your oversubscription privilege described below.

Holders of SDR Rights that validly subscribe and fully pay for New SDRs pursuant to the basic subscription privilege will be issued interim SDRs, each representing an SDR (the “Interim SDRs”), for each New SDR that is subscribed and paid for. We expect the Interim SDRs to begin trading on Nasdaq Stockholm on May 27, 2022 and to continue trading through June 22, 2022.

Oversubscription Privilege and Proration

General

Holders of Common Share Rights may only subscribe for New Shares, and holders of SDR Rights may only subscribe for New SDRs.

If you hold a Right and wish to exercise your oversubscription privilege, you must specify the number of additional New Shares or New SDRs, as applicable, that you wish to purchase, which may be up to the Maximum Number of Offered Shares, less the number of New Shares or New SDRs that you purchase under your basic subscription privilege.

Holders of Common Share Rights

Under the oversubscription privilege, each holder of Common Share Rights that exercises its Common Share Rights in full will have an oversubscription privilege entitling them to subscribe for and purchase, at the applicable subscription price, up to the number of New Shares equal to, in the aggregate, the total number of New Shares issuable pursuant to Common Share Rights that are not exercised pursuant to the basic subscription privilege thereunder by the end of the applicable subscription period, plus an additional number of New Shares equal to the number of New SDRs that are not exercised and oversubscribed pursuant to the basic subscription and oversubscription privileges under the SDR Rights by the end of the applicable subscription period (the “Available Oversubscription Common Shares”).

You will not be entitled to the oversubscription privilege and your oversubscription request will not be honored if you do not exercise your basic subscription privilege under the Common Share Rights in full.

If you hold Common Share Rights and deliver an oversubscription request for New Shares, and we receive oversubscription requests for a number of New Shares that, in the aggregate, exceed the number of Available Oversubscription Common Shares, you will receive your pro rata portion (determined based on the number of New Shares you actually subscribe for, which must correspond to the same number of Common Share Rights that you owned as of the end of the applicable subscription period) of the Available Oversubscription Common Shares in the form of New Shares.

Payment for New Shares, including pursuant to the oversubscription privilege, must be made at the time of exercising your Common Share Rights. We or the Common Share Rights Agent will hold your payment of the subscription price with other payments received from holders of Common Share Rights until we issue to you your New Shares, or return your overpayment, if any. You will not be entitled to any interest earned on the cash funds held by us or the Common Share Rights Agent. See “Procedures for Exercising Your Rights—Common Share Rights” below for more information.

Holders of SDR Rights

Under the oversubscription privilege, each holder of an SDR Right that exercises its SDR Rights, whether in full or partially, will have an oversubscription privilege entitling them to subscribe for and purchase, at the applicable subscription price, up to the number of New SDRs equal to, in the aggregate, the total number of New SDRs issuable pursuant to SDR Rights that are not exercised pursuant to the basic subscription privilege thereunder by the end of the applicable subscription period, plus an additional number of New SDRs equal to the number of New Shares that are not exercised and oversubscribed pursuant to the basic subscription and oversubscription privileges under the Common Share Rights by the end of the applicable subscription period (the “Available Oversubscription SDRs” and together with the Available Oversubscription Common Shares, the “Available Oversubscription Shares”).

If you hold SDR Rights and deliver an oversubscription request for New SDRs, and we receive oversubscription requests for a number of New SDRs that, in the aggregate, exceed the number of Available Oversubscription SDRs, you will receive a statement (contract note) for your pro rata portion (determined based on the number of New SDRs you actually subscribe for, rather than the number of SDR Rights that you owned as of the end of the applicable subscription period) of the Available Oversubscription SDRs in the form of New SDRs based on the number of New SDRs validly subscribed for by all other holders of SDR Rights exercising their oversubscription privileges or, if less, the number of New SDRs for which you deliver an oversubscription request prior to the expiry of the relevant subscription period.

Payment for New SDRs purchased pursuant to your basic subscription privilege must be made at the time of exercising your SDR Rights.

Payment for New SDRs pursuant to your oversubscription privilege must be made by the fourth Swedish banking day after the issue of the statement (contract note) for your oversubscription allocation of New SDRs, if any. We expect that the contract note notifying you of your oversubscription allocation of New SDRs will be sent on June 17, 2022 and the payment deadline for any such New SDRs allocated to you will be June 23, 2022. If you fail to make complete payment of the subscription price in respect of any of the New SDRs for which you elect to subscribe pursuant to your oversubscription privilege, you will be deemed to have elected to waive your oversubscription privilege without any payment of compensation. See “—Procedures for Exercising Your Rights—SDR Rights—Payment for New SDRs Pursuant to Oversubscription Privilege” below for more information.

Direct Subscription

Under the concurrent public offering pursuant to the Swedish Prospectus, any Available Oversubscription Shares that are not subscribed for pursuant to the oversubscription privilege under the Common Share Rights and SDR Rights will be available for subscription by eligible investors in the form of New SDRs without the use of preferential subscription rights, as set forth herein (the “Direct Subscription”). New SDRs will only be available pursuant to the Direct Subscription to the extent that the Maximum Number of Offered Shares has not been fully subscribed for pursuant to the basic subscription and oversubscription privileges pursuant to the rights offering.

Procedures for Exercising Your Rights

Subscription materials will be made available to holders upon the commencement of the rights offering, as further described below.

Calculation of Rights Exercised. If you do not indicate the number of Rights being exercised, or do not forward full payment of the aggregate subscription price for the number of Rights that you indicate are being exercised, then your subscription may be rejected. See “—Determinations Regarding the Exercise of Rights” below.

Determinations Regarding the Exercise of Rights. We (or the Common Share Rights Agent or SDR Rights Agent, as applicable, acting on our behalf) will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of Rights. Our decisions will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected, within whatever time we determine. We may reject the exercise of any of your Rights because of any defect or irregularity. Your subscription will not be deemed to have been received or accepted until all irregularities have been waived by us or cured by you within the time we decide, in our sole discretion.

We reserve the right to reject your exercise of Rights if your exercise is not in accordance with the terms of the rights offering or in proper form. Neither we nor the Common Share Rights Agent or the SDR Rights Agent will have any duty to notify you of a defect or irregularity in your exercise of the Rights and neither we nor they will be liable for failing to give you such notice. We will also not accept your exercise of Rights if our issuance of New Shares or New SDRs, as applicable, pursuant to your exercise could be deemed unlawful or materially burdensome. See “—Regulatory Limitation” below.

Common Share Rights

The instructions for exercising the basic subscription privilege and the oversubscription privilege with respect to the Common Share Rights depend on whether you hold your Common Share Rights in book-entry form in DTC or in certificated or registered form directly on the books of the transfer agent.

Payment for any New Shares that you subscribed for pursuant to the basic subscription privilege and the oversubscription privilege must be made by the subscription deadline, which is 5:00 p.m. (New York City time) on June 13, 2022.

If your aggregate subscription price payment for New Shares is greater than the amount you owe for your basic subscription and no direction is given as to the excess, the excess may, in our discretion, be applied to the oversubscription privilege or be returned to you by mail or similarly prompt means, without interest, as soon as practicable after the applicable payment due date.

Notice to Nominees. If you are a broker, a dealer, a trustee or a depositary for securities who holds or will hold our common shares for the account of others as a nominee holder and thus will hold Common Share Rights for the account of others as a nominee holder, you should notify the respective beneficial owners of those shares of the issuance of the Common Share Rights as soon as possible to inform the beneficial owners of their rights and privileges.

You should obtain instructions from the beneficial owner with respect to the Common Share Rights, as set forth in the instructions that the Common Share Rights Agent has provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights subscription forms and submit them to the Common Share Rights Agent with the proper payment. A nominee holder that holds shares for the account(s) of more than one beneficial owner may exercise the number of Common Share Rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of our common shares on the Common Share Rights Record Date, so long as the nominee submits the appropriate rights certificates and proper payment to the Common Share Rights Agent.

Notice to Beneficial Owners. If you will be a beneficial owner of our common shares and thus will be a beneficial owner of Common Share Rights that you hold through a nominee holder following the Rights distribution, the Common Share Rights Agent will ask your broker, dealer or other nominee to notify you of this rights offering. If you wish to sell or exercise your Common Share Rights, you will need to have your broker, dealer or other nominee act for you. To indicate your decision with respect to your Common Share Rights, you should complete and return to your broker, dealer or other nominee the form entitled “Beneficial Owner Election Form.” You should receive this form from your broker, dealer or other nominee with the other subscription materials.

Common Share Rights in Book-Entry Form Held in DTC. If you are or will be a broker, a dealer, a trustee or a depositary for securities who holds our common shares for the account of others as a nominee holder and thus will hold Common Share Rights for the account of others as a nominee holder, you may exercise beneficial owners’ basic and oversubscription privileges through DTC. Any rights exercised through DTC are referred to as “DTC Exercised Rights.” You may exercise your DTC Exercised Rights through DTC’s ATOP function and instructing DTC to charge the applicable DTC account for the subscription payment and to deliver such amount to the Common Share Rights Agent. DTC must receive the subscription instructions and payment for the New Shares subscribed for (including New Shares subscribed for pursuant to the basic subscription privilege and the oversubscription privilege) prior to 5:00 p.m. (New York City time) on June 13, 2022.

Common Share Rights in Direct Registered or Certificated Form Held by U.S. Residents. Holders of Common Share Rights registered directly with the transfer agent who are residents of the United States may exercise some or all of their Common Share Rights by completing the form entitled “Common Share Rights Subscription Form” (which will be mailed to them within five days of the Common Share Rights Record Date) and returning it to the Common Share Rights Agent along with the subscription price in respect of all New Shares for which such holder elects to subscribe (including any additional New Shares requested pursuant to the oversubscription privilege) in the form of personal check, or via wire transfer of immediately available funds, to the Common Share Rights Agent:

By mail:	By overnight carrier:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attention: BCIS Re-Organization Dept.	Attention: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717

If you are paying by wire transfer, include the wire reference number in your mailing. The required amount must be received by the Common Share Rights Agent no later than 5:00 p.m. (New York City time) on June 13, 2022 in order for the Common Share Rights to be considered validly exercised.

If you subscribe for fewer than all of the New Shares that you are eligible to purchase pursuant to the basic subscription privilege, you may, under certain circumstances, request the Common Share Rights Agent to attempt to transfer your unused rights to a broker or another party. See “—Method of Transferring and Selling Common Share Rights” below. If you exercise less than all of your Common Share Rights, you may not exercise the oversubscription privilege.

Your payment of the subscription price will be deemed to have been received by the Common Share Rights Agent only when any personal check clears or the Common Share Rights Agent receives a wire transfer of immediately available funds. You should note that funds paid by personal checks may take five business days or more to clear. If you wish to pay the subscription price in respect of your basic subscription privilege and oversubscription privilege by personal check, we urge you to make payment sufficiently in advance of the time the Common Share Rights expire to ensure that your payment is received and clears by that time. We urge you to consider using a wire transfer of immediately available funds in order to avoid missing the opportunity to exercise your Common Share Rights.

If you (i) fail to deliver the Common Share Rights Subscription Form to the Common Share Rights Agent by the expiration deadline, (ii) have delivered the Common Share Rights Subscription Form but have failed to complete such subscription form or (iii) have failed to make complete payment of the subscription price in respect of any of the New Shares for which you elect to subscribe or for which you make an oversubscription request, you will be deemed to have elected to waive your Common Share Rights (or such portion thereof in respect of which you have failed to make payment) and such Common Share Rights will expire and become null and void without any payment of compensation.

We or the Common Share Rights Agent will hold your payment of the subscription price with other payments received from holders of Common Share Rights until we issue to you your New Shares, or return your overpayment, if any. You will not be entitled to any interest earned on the cash funds held by us or the Common Share Rights Agent.

Common Share Rights in Direct Registered or Certificated Form Held by Non-U.S. Residents. Holders of Common Share Rights registered directly with the transfer agent who are not residents of the United States will not be eligible to exercise their Common Share Rights, unless they deliver an opinion of reputable counsel addressed to us and the Common Share Rights Agent stating that they are permitted, under the laws of the jurisdiction in which they reside, to participate in the rights offering without any action being taken by us or the Common Share Rights Agent, and such further action as described below. To exercise their Common Share Rights, each such holder must notify the Common Share Rights Agent on or before 5:00 p.m., New York City time, on June 13, 2022, the expiry of the relevant subscription period, and establish, prior to such deadline, to the satisfaction of the Common Share Rights Agent that it is permitted to exercise its Common Share Rights under applicable law.

Holders of Common Share Rights registered directly with the transfer agent who are not residents of the United States may also have their Common Share Rights transferred to a broker or to another party or to have the Common Share Rights Agent sell their rights in the market on their behalf, provided that they deliver appropriate instructions to do so to the Common Share Rights Agent no later than 5:00 p.m., New York City time, on June 6, 2022. Upon receiving a valid instruction to sell, the Common Share Rights Agent (acting through its broker-dealer) will use its commercially reasonable efforts to sell, if feasible, the Common Share Rights held on behalf of such holder. If a registered non-U.S. holder fails to notify the Common Share Rights Agent of its desire to exercise or have its Common Share Rights sold no later than 5:00 p.m., New York City time, on June 6, 2022, and fails to validly exercise its Common Share Rights by 5:00 p.m., New York City time, on June 13, 2022, such holder’s Common Share Rights will expire and become worthless.

Holders of Common Share Rights registered directly with the transfer agent who are not residents of the United States will be exclusively responsible for the reporting and payment of any taxes, charges or fees payable under applicable law in their home jurisdiction or otherwise. None of Millicom, the Common Share Rights Agent, the SDR Rights Agent or the transfer agent shall have any responsibility therefor or for any tax withholding made in the Common Share Rights Agent’s sole discretion. Such holders are encouraged to consult their own tax and legal advisers regarding the consequences of selling their Common Share Rights or receiving cash in connection with a sale by the Common Share Rights Agent pursuant to the immediately preceding paragraph.

SDR Rights

SDR Rights Holders Resident in Sweden. Holders of SDR Rights whose positions are directly registered in Euroclear Sweden, or their representatives, will receive an issue statement with an attached pre-printed payment note. Subscription through payment shall be made using either the distributed pre-printed payment note or the approved subscription form, as follows:

·	Payment note: the pre-printed payment note must be used for payment if all SDR Rights received on the relevant record date, referred to as “exact allocation” (Sw. jämnt teckningsbara), in the issue statement from Euroclear Sweden are to be exercised. The subscription form described below must be used if the holder of the SDR Rights wishes to subscribe for more or less than the “exact allocation.”

·	Subscription form: a special subscription form entitled “Subscription for SDRs with subscription rights” (Sw. Teckning av depåbevis med stöd av teckningsrätter) must be used for subscription if the SDR Rights were acquired or disposed of, or if the number of exercised SDR Rights for other reasons differs from the number stated in the issue statement. The pre-printed payment note may not be used in this case. Incomplete or incorrectly filled-out subscription forms may be rejected without consideration. Note that the application is binding. After payment according to the instructions on the subscription form, the subscription form must be sent by mail sufficiently in advance of the expiry of the relevant subscription period (at 3:00 p.m. CET on June 13, 2022), to the pre-printed address set forth in the form. If you wish to exercise your oversubscription privilege, you must also use an additional subscription form, entitled “Subscription for SDRs without subscription rights” (Sw. Teckning av depåbevis utan stöd av teckningsrätter). The relevant subscription forms can be obtained at www.nordea.se/prospekt or by contacting the SDR Rights Agent.

Payment for the New SDRs subscribed for pursuant to the basic subscription privilege using either of the methods described above must be received by the SDR Rights Agent in immediately available funds by 3:00 p.m., CET, on June 13, 2022, at the latest.

In the event that a larger amount than necessary has been paid by a subscriber for new SDRs, the excess amount will be refunded. No interest will be paid on excess amounts. Incomplete or incorrectly completed subscription forms may be disregarded entirely or the allotment may be for a lower amount than the corresponding subscription price payment, in our discretion. In such cases, excess payments will be repaid, and no interest will be paid on any such excess amount. Amounts of less than SEK 100 will not be paid out without an explicit request to do so.

SDR Rights Holders Not Residing in Sweden. Eligible holders of SDR Rights whose positions are directly registered in Euroclear Sweden, but who are not resident in Sweden and who cannot use the pre-printed payment note, must make payment to the SDR Rights Agent in immediately available funds, in SEK, in accordance with the following payment instructions:

Nordea Bank Abp, filial i Sverige

Issuer Services L850

SE-105 71 Stockholm, Sweden

Bank account number: 3473 17 01511

IBAN: SE25 3000 0000 0347 3170 1511

BIC: NDEASESS

Upon payment, the subscriber’s name, address, VP account and reference number as set out in the issue statement must be presented. If the number of exercised SDR Rights differs from the number stated in the issue statement, then the subscription form referred to above (Subscription for SDRs with subscription rights) must be used. The subscription form entitled “Subscription for SDRs with subscription rights” must be received by the SDR Rights Agent no later than 3:00 p.m., CET, on June 13, 2022. Payment for the New SDRs subscribed for pursuant to the basic subscription privilege using this method above must be received by the SDR Rights Agent in immediately available funds by 3:00 p.m., CET, on June 13, 2022, at the latest. Payment must still be made in accordance with the instructions above, but the reference number from the subscription form shall be stated. The subscription form can be obtained at www.nordea.se/prospekt or by contacting the SDR Rights Agent.

Payment for New SDRs Pursuant to Oversubscription Privilege. New SDRs not subscribed for using the basic subscription privilege will be allotted to subscribers on a pro rata basis as described under “—Oversubscription Privilege and Proration” above.

Notification of any allotment of New SDRs subscribed for pursuant to the oversubscription privilege, or pursuant to the Direct Subscription, will be given on a statement (contract note), due to be issued no later than June 17, 2022. New SDRs subscribed for pursuant to the oversubscription privilege must be paid for in immediately available funds no later than four Swedish banking days after issue of the statement (contract note), which is expected to be no later than 3:00 p.m. (CET) on June 23, 2022. New SDRs not paid for in time may, to the extent feasible, be re-alloted or sold to other holders of SDR Rights or other investors, at the discretion of Millicom and the SDR Rights Agent, subject to the terms set forth in this prospectus supplement.

Direct Subscription (Without Using SDR Rights). Any Available Oversubscription Shares that are not subscribed for pursuant to the oversubscription privilege under both the Common Share Rights and SDR Rights will be available for subscription by eligible investors in the form of New SDRs without the use of preferential subscription rights. Those who subscribe without preferential rights must use the approved subscription form entitled “Subscription for SDRs without subscription rights” (Sw. Teckning av depåbevis utan stöd av teckningsrätter) on which the requested number of New SDRs must be stated. Such subscription form is available at www.nordea.se/prospekt or by contacting the SDR Rights Agent. After payment according to the instructions on the subscription form, the subscription form must be sent by mail sufficiently in advance of the expiry of the relevant subscription period at 3:00 p.m. CET on June 13, 2022, to Nordea Bank Abp, filial i Sverige, Issuer Services L850, SE-105 71 Stockholm, Sweden. Only one form per subscriber will be considered.

Guaranteed Delivery Procedures

Guaranteed delivery procedures will not be available for exercise of the Rights.

Exercised Rights Not Revocable

Once you have exercised your Rights, including your basic subscription privilege and, should you choose, your oversubscription privilege, you may not revoke your exercise.

Rights Agents

Common Share Rights Agent

We have appointed Broadridge Corporate Issuer Solutions, Inc. as our agent for the Common Share Rights (the “Common Share Rights Agent”) in this rights offering. We will pay the Common Share Rights Agent’s fees and certain agreed expenses related to the rights offering. You may direct questions or requests for assistance concerning the method of exercising your Common Share Rights, additional copies of this prospectus supplement or other subscription materials referred to herein, to the Common Share Rights Agent, at the following telephone number and address:

By mail:

Broadridge Corporate Issuer Solutions, Inc.

Attention: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, New York 11717-0693

Phone: +1 (888) 789-8409

By overnight carrier:

Broadridge Corporate Issuer Solutions, Inc.

Attention: BCIS IWS

51 Mercedes Way

Edgewood, New York 11717

Phone: +1 (888) 789-8409

SDR Rights Agent

We have appointed Nordea Bank Abp, filial i Sverige as our agent for the SDR Rights (the “SDR Rights Agent”) in this rights offering. We will pay the SDR Rights Agent’s fees and certain agreed expenses related to the rights offering. You may direct questions or requests for assistance concerning the method of exercising your SDR Rights, additional copies of this prospectus supplement or other subscription materials referred to herein, to the SDR Rights Agent, at the following telephone number and address:

Nordea Bank Abp, filial i Sverige

Issuer Services L850

SE-105 71 Stockholm, Sweden

SDR holders call: + 46 8 21 27 67

For the avoidance of doubt, Nordea Bank Abp, filial i Sverige is not registered as a broker or dealer in the United States and will not be engaging in direct communications relating to the rights offering with investors located within the United States in its capacity as Joint Global Coordinator and Joint Bookrunner (whether on a reverse-inquiry basis or otherwise).

Concurrent Public Rights Offerings; Common Share Rights and SDR Rights Not Interchangeable

The New SDRs offered in this offering are also being offered concurrently in a separate public offering in Sweden, Norway, Denmark and Finland, governed by Swedish law, pursuant to a separate prospectus (the “Swedish Prospectus”) prepared in accordance with the Prospectus Regulation and approved by the Swedish Financial Supervisory Authority (the “SFSA”) under the Prospectus Regulation and notified to the competent authority in each of Norway, Denmark and Finland. Holders of SDRs and investors located in Sweden, Norway, Denmark or Finland should access the Swedish Prospectus before subscribing for New SDRs. The New SDRs may also be offered to holders of SDRs and investors in other jurisdictions, in reliance on the available private placement or other exemptions in such jurisdictions. See “Notices to Certain Investors” on the inside cover page of this prospectus supplement for more information.

The Common Share Rights and SDR Rights are not interchangeable. Common Share Rights may only be exercised via payment of $10.61 per New Share. Common Share Rights may not be exercised via payment of the SEK-denominated subscription price provided for under the SDR Rights. Similarly, SDR Rights may only be exercised via payment of SEK 106.00 per New SDR. SDR Rights may not be exercised via payment of the U.S. dollar-denominated subscription price provided for under the Common Share Rights.

Method of Transferring Rights

We expect to list the Common Share Rights on Nasdaq and the SDR Rights on Nasdaq Stockholm. See “—Listing” below.

There is no public market for the Common Share Rights or the SDR Rights, and there can be no assurance that an active trading market will develop or be sustained for the Rights following the rights distribution. We also cannot assure you of the prices at which the Rights will trade, if at all. If you do not exercise or sell your Rights you will lose any value inherent in the Rights.

You are responsible for all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the sale or exercise of your Rights, or the subscription and purchase of New Shares and New SDRs.

The Rights will cease trading on June 8, 2022. If you wish to transfer your Common Share Rights after the cessation of trading, you must make arrangements to do so with the Common Share Rights Agent. Any such transfer will be at the discretion of the Common Share Rights Agent and may require you to deliver proof that such transfer is permitted by applicable law, and none of Millicom, the Common Share Rights Agent, the transfer agent or the Depositary can provide any assurance of, or takes any responsibility for, your ability to transfer your Rights after the cessation of trading.

If you fail to sell your Rights in the market by the end of the applicable trading day on June 8, 2022, there is no guarantee that you will be able to sell or transfer your Rights thereafter. If you do not exercise your Rights before the expiration of the applicable subscription period, your Rights will expire without any compensation and will no longer be exercisable or have any value.

Treatment of Share-Based Awards

Holders of share-based awards, including options to purchase our common shares and restricted stock units, will not receive Rights, unless they have exercised their options or their restricted stock units have vested prior to the relevant record date. In lieu of receiving any Rights, holders of such awards are expected to receive an adjustment with respect to their outstanding awards, which, in each case, is intended to compensate them for the diminution in value associated with the common shares underlying their share-based awards. Holders of our share-based awards are encouraged to speak with their tax advisers regarding the tax treatment of any such adjustment.

Underwriting and Rump Placement

We have entered into an underwriting agreement pursuant to which the underwriters have severally but not jointly agreed, on the terms and subject to the conditions set forth therein, to purchase their relevant proportion of the aggregate number of New Shares and New SDRs (with the allocation between New Shares and New SDRs to be determined by the Joint Global Coordinators following consultation with us) (such New Shares and New SDRs, the “Rump Shares”) equal to the Available Oversubscription Shares minus the aggregate portion of the Available Oversubscription Shares subscribed pursuant to (x) the exercise by holders of their respective oversubscription privileges and (y) in the case of the concurrent offering of New SDRs pursuant to the Swedish Prospectus only, the Direct Subscription, if any. The underwriters intend to offer and sell such New Shares and such New SDRs, if any, to potential investors (the “Rump Placement”). The Rump Placement, if any, is expected to take place on or about June 17, 2022.

Listing

We have applied to have the Common Share Rights admitted for trading on the Nasdaq, where we expect them to begin trading on May 27, 2022 and to continue trading through June 8, 2022. The exercise period for the Common Share Rights will begin on May 27, 2022 and will close at 5:00 p.m. (New York City time) on June 13, 2022.

We have applied to have the SDR Rights admitted for trading on Nasdaq Stockholm, where we expect them to begin trading on May 27, 2022 and to continue trading through June 8, 2022. The exercise period for the SDR Rights will begin on May 27, 2022 and will close at 3:00 p.m. (CET) on June 13, 2022.

We have applied to have the Interim SDRs admitted for trading on Nasdaq Stockholm, where we expect them to begin trading on May 27, 2022 and to continue trading through June 22, 2022. The Interim SDRs will be converted into New SDRs on or about June 29, 2022.

Transfer Agent and Registrar

Broadridge Corporate Issuer Solutions, Inc. is the transfer agent and registrar for our common shares.

No Recommendations to Holders of Rights

Neither we nor our board of directors (nor any committee thereof) has made any recommendation as to whether you should exercise or transfer your Rights. You should decide whether to transfer your Rights, subscribe for our New Shares or New SDRs, as applicable, or simply take no action with respect to your Rights, based on your own assessment of your best interests.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Underwriting Agreement

The underwriters for the rights offering are listed in the table below. Pursuant to an underwriting agreement dated May 18, 2022 among the Company, Goldman Sachs International (“Goldman Sachs”), J.P. Morgan Securities plc (“J.P. Morgan”) and Nordea Bank Abp, filial i Sverige (the “Joint Global Coordinators”), as representatives of the several underwriters named in the table below (the “underwriters”), the underwriters have agreed on a several but not joint basis, on the terms and subject to the conditions described below, to underwrite their relevant proportion of the aggregate number of New Shares and New SDRs (with the allocation between the New Shares and New SDRs to be determined by the Joint Global Coordinators following consultation with the Company) (such New Shares and New SDRs, the “Rump Shares”) equal to the Available Oversubscription Shares minus the aggregate portion of the Available Oversubscription Shares subscribed pursuant to (x) the exercise by holders of their respective oversubscription privileges and (y) in the case of the concurrent offering of New SDRs pursuant to the Swedish prospectus only, the Direct Subscription, if any, as set out in the table below.

Underwriters	Maximum Number of Rump Shares	Percentage of Rump Shares
Goldman Sachs International	18,574,271	26.40%
J.P. Morgan Securities plc	18,574,271	26.40%
Nordea Bank Abp, filial i Sverige	15,830,345	22.50%
Morgan Stanley & Co. International plc	12,101,419	17.20%
DNB Markets, a part of DNB Bank ASA, Sweden Branch	5,276,782	7.50%
Total	70,357,088	100%

Nordea Bank Abp, filial i Sverige’s ability to engage in U.S. securities dealings is limited under the U.S. Bank Holding Company Act and it may not underwrite, offer or sell securities that are offered or sold in the United States. Nordea Bank Abp, filial i Sverige will only underwrite, offer and sell the securities that are part of its allotment solely outside the United States.

The underwriting agreement provides that the underwriters will pay the subscription price to the Company for the Rump Shares. According to the underwriting agreement, the Company has agreed to pay the underwriters (i) a base commission of 2.1% of the aggregate subscription price for all New Shares and New SDRs issued by the Company in the rights offering (collectively, the “Gross Proceeds”), and (ii) in the Company’s sole discretion, a discretionary fee of up to 0.5% of the Gross Proceeds (in each case, together with any applicable value added tax payable thereon), both of which are payable on the first settlement date for the rights offering and will be allocated to each underwriter based on its pro rata share set forth in the table above. The Company has also agreed to pay Goldman Sachs and J.P. Morgan a coordination fee of 0.553% of the Gross Proceeds (together with any applicable value added tax payable thereon), to be split equally between them and which is payable on the first settlement date for the rights offering.

The Company has also agreed to reimburse the underwriters for certain customary fees and expenses in connection with the rights offering and to indemnify the underwriters against certain customary liability obligations, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of such liabilities.

The underwriting agreement also provides that the obligations of the underwriters to consummate their underwriting commitment are subject to the reservation that certain conditions are satisfied, including, among others, (1) no material adverse change in the financial position, business, results of operations or prospects of the Company and its subsidiaries has occurred, (2) the receipt of customary confirmations and legal opinions meeting the underwriters’ requirements, and (3) the making of necessary filings and the receipt of necessary approvals in connection with the rights offering.

The underwriting agreement may also be terminated by the Joint Global Coordinators on behalf of the underwriters, by giving notice to the Company at any time on or prior to the settlement date in respect of the Rump Shares if the conditions set forth therein are not satisfied or upon the occurrence of certain events, including customary termination events such as, among others, a suspension in the trading of any securities issued or guaranteed by the Company in certain markets, a suspension or material limitation in trading generally on the New York Stock Exchange, Nasdaq or Nasdaq Stockholm, a general moratorium on commercial banking activities declared by certain authorities or an outbreak or escalation of hostilities, a change in financial markets or a calamity or crisis, which the Joint Global Coordinators consider adverse and sufficiently material in the context of the rights offering such as to make it impracticable or inadvisable to proceed with the offering or the sale and delivery of the New Shares and New SDRs.

The underwriters will only effect sales of New Shares in the United States through affiliates that are U.S.-registered broker-dealers in accordance with the applicable U.S. securities laws and regulations, and as permitted by the Financial Industry Regulatory Authority, Inc. regulations. Underwriters that are not U.S.-registered broker-dealers will not make offers or sales in the United States other than in accordance with Rule 15a-6 under the Exchange Act. Sales of any underwritten SDRs will only be effected outside the United States by non-U.S. affiliates of the underwriters which are not FINRA members.

Each of Goldman Sachs, J.P. Morgan and Morgan Stanley & Co. International plc is authorized by the Prudential Regulation Authority (the “PRA”) and regulated in the United Kingdom by the PRA and the Financial Conduct Authority (the “FCA”). The underwriters are acting exclusively for the Company and no-one else in connection with the rights offering, and will not regard any other person (whether or not a recipient of this prospectus supplement) as their respective clients in relation to the rights offering and will not be responsible to anyone other than the Company for providing the protections afforded to their respective clients nor for providing advice in relation to the rights offering or any transaction, matter or arrangement referred to in this prospectus supplement.

Delivery of New Shares and New SDRs

We expect delivery of the New Shares issued in respect of the exercise of the Common Share Rights, including pursuant to the exercise of the oversubscription privilege, to be made on or about June 21, 2022 through the book-entry facilities of DTC, which will be the sixth business day following the end of the subscription period for the Common Share Rights (such settlement being referred to as “T+6”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, holders who wish to trade the New Shares on any day prior to the second business day before the delivery of the New Shares will be required, by virtue of the fact that the New Shares initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Such purchasers should consult their own advisors in this regard.

We expect delivery of the Rump Shares allocated in the form of New Shares and New SDRs, if any, on or about June 21, 2022 through the book-entry facilities of DTC or Euroclear Sweden, as applicable. We expect the Interim SDRs issued pursuant to the basic subscription privilege under the SDR Rights to be converted into New SDRs and delivery of such New SDRs to be made on or about June 29, 2022 through the book-entry facilities of Euroclear Sweden. We expect delivery of the New SDRs issued pursuant to the oversubscription privilege under the SDR Rights and the Direct Subscription, if any, to be made on or about June 29, 2022 through the book-entry facilities of Euroclear Sweden.

Lock-up Agreements

Company Lock-up

The Company has agreed with the underwriters that it will not, (and will not announce the intention to) without the prior written consent of the Joint Global Coordinators on behalf of the underwriters and except as set forth below, until 180 days following the settlement of the rights offering, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option, grant any option, right or warrant to purchase or otherwise transfer or dispose of any common shares or SDRs of the Company, including any New Shares or New SDRs, or any securities convertible into or exercisable or exchangeable therefor or file or confidentially submit any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common shares or SDRs of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common shares or SDRs of the Company or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the grant of the Rights and the issuance or offering of the New Shares or New SDRs pursuant to the rights offering and the arrangements contemplated in this prospectus supplement and the Swedish Prospectus; (B) any common shares or SDRs issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the registration statement of which this prospectus supplement is a part and this prospectus supplement, the accompanying prospectus and the Swedish Prospectus, (C) any common shares or SDRs of the Company issued or options to purchase common shares or SDRs of the Company granted pursuant to existing or contemplated employee benefit plans of the Company referred to in the registration statement of which this prospectus supplement is a part and this prospectus supplement, the accompanying prospectus and the Swedish Prospectus (including the documents incorporated therein) or (D) any common shares or SDRs of the Company issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the registration statement of which this prospectus supplement is a part and this prospectus supplement, the accompanying prospectus and the Swedish Prospectus (including the documents incorporated therein).

Directors’ and Officers’ Lock-up

Our directors and officers have agreed with the underwriters that they will not (and will not announce the intention to), without the prior written consent of the Joint Global Coordinators on behalf of the underwriters and except as set forth below, until (a) 90 days following the date of the underwriting agreement or (b) if the underwriting agreement terminates prior to such date, the date of such termination, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any common shares or SDRs of the Company, including any New Shares or New SDRs, or any securities convertible into or exercisable or exchangeable therefor, whether now owned or hereafter acquired by the director or officer or with respect to which the respective director or officer has or later acquires the power of disposition (the “Lock-Up Securities”), or exercise any right with respect to the registration of any such securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction described in items (ii) or (i) above is to be settled by delivery of common shares or SDRs of the Company or other securities, in cash or otherwise.

The restriction above precludes each director and officer from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of their respective common shares, whether held or beneficially owned by them, even if such common shares would be disposed of by someone other than such director or officer. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the common shares of a director or officer or with respect to any security that includes, relates to or derives any significant part of its value from such common shares.

Subject to certain restrictions, the foregoing shall not apply to certain transfers of Lock-Up Securities, including transfers (i) by will or intestacy, (ii) as bona fide gifts, (iii) to entities for the direct or indirect benefit of the relevant director or officer or its immediate family members, (iv) to any immediate family member or other dependent, (v) as a distribution to any wholly owned subsidiary, limited partner, member or stockholder of the undersigned, (vi) to the director or officer’s affiliates or to any investment fund or other entity controlled or managed thereby, (vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under items (i) through (vi) above, (viii) pursuant to an order of a court or regulatory agency, (ix) upon death or disability or termination of employment, if concerning an executive officer, (x) pursuant to any bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s common shares or SDRs involving a change of control of the Company, (xi) to the Company (1) pursuant to the exercise, on a “cashless” or “net exercise” basis, of any option to purchase common shares or SDRs of the Company granted by the Company pursuant to any employee benefit plans or arrangements described in the registration statement filed on Form F-3, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase any common shares or SDRs of the Company or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans, in each case on a “cashless” or “net exercise” basis, (xii) upon foreclosure of existing pledges, hypothecations or other existing grants of security interests in common shares or SDRs of the Company, as collateral or security for any loan, advance or extension of credit, or (xiii) to the Depositary, pursuant to the Custodian Agreement, in exchange for SDRs against the deposit of common shares or in exchange for common shares against the delivery of SDRs for cancelation.

Notwithstanding the foregoing, the directors and officers (i) may sell (A) common shares or SDRs of the Company purchased on the open market following the closing of the rights offering and the Rump Placement, if any (provided that no public report, notification, filing or announcement reporting a reduction in beneficial ownership of common shares or SDRs of the Company is required or voluntarily made by the respective director or officer) and (B) any Rights that the directors and officers receive in connection with the rights offering, and (ii) may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act with respect to the Lock-Up Securities.

Other Relationships Between the Underwriters and Millicom

From time to time, the underwriters and their affiliates have provided, and may in the future provide, investment banking services and other commercial activities in the ordinary course of business to the Company and its affiliates, and the underwriters and their affiliates have provided, and may in the future provide, investment advisory and commercial banking services to the Company and its affiliates, for which they have received or may in the future receive customary fees and commissions. In December 2021, the Company entered into a $100 million bilateral loan with DNB Sweden AB, which belongs to the same company group as DNB Markets, a part of DNB Bank ASA, Sweden Branch.

In connection with the rights offering, each of the underwriters and any affiliate acting as an investor for its own account may receive Rights (if they are current shareholders of the Company), and may exercise its Rights and acquire New Shares or New SDRs, or may take up Rump Shares, if any, and in that capacity, may retain, purchase or sell Rights, New Shares, New SDRs or Rump Shares and any other securities of the Company or other investments for its own account and may offer or sell such securities (or other investments) otherwise than in connection with the rights offering. Accordingly, references in this prospectus supplement to the Rights or Rump Shares being offered or placed should be read as including any offering or placement of Rights, New Shares or New SDRs to any of the underwriters and any affiliate acting in such capacity. In addition certain of the underwriters or their affiliates may enter into financing arrangements (including swaps) with investors in connection with which such underwriters (or their affiliates) may from time to time acquire, hold or dispose of Rights, New Shares or New SDRs. None of the underwriters intend to disclose the extent of any such investment or transactions otherwise than in accordance with any legal or regulatory obligation to do so.

In the event that the underwriters subscribe for Rump Shares that are not sold in the Rump Placement, the underwriters may coordinate disposals of such securities in accordance with applicable law and regulation. Except as required by applicable law or regulation, the underwriters and their respective affiliates do not intend to make any public disclosure in relation to such transactions.

Conflicts of Interest

As described in “Use of Proceeds,” the net proceeds from the exercise of Rights attributed in the rights offering will be used by Millicom to repay the outstanding portion of the Bridge Loan. Because more than 5% of the net proceeds of the rights offering, not including underwriting compensation, may be received by the underwriters or their affiliates, to the extent any underwriter, together with its affiliates, receives more than 5% of the net proceeds, such underwriter would be considered to have a “conflict of interest” with Millicom in regard to the rights offering under FINRA Rule 5121. No underwriter having a conflict of interest under FINRA Rule 5121 will confirm sales to any account over which the underwriter exercises discretionary authority without the prior written approval of the customer to which the account relates.

Selling Restrictions

The Rights are granted to all shareholders and SDR holders of the Company, as applicable, but may only be exercised by shareholders or SDR holders of the Company, as applicable (or subsequent purchasers of the Rights) who can lawfully do so under any law applicable to them. The New Shares or New SDRs to be issued upon exercise of the Common Share Rights or SDR Rights, as applicable, will only be issued to holders of such Rights who are lawfully able to exercise Rights under applicable law. By exercising Rights you will be deemed to represent that you are lawfully able to exercise the Rights under applicable law. Millicom has taken all necessary actions to ensure that Rights may lawfully be exercised by, and New Shares and New SDRs to be issued upon the exercise of Common Share Rights or SDR Rights, as applicable, may lawfully be offered to, the public (including shareholders of the Company and holders of Rights) in the United States, Sweden, Norway, Denmark and Finland.

The Rump Shares are being offered only by way of (i) private placements outside the United States in accordance with applicable securities laws; and (ii) a public offering of New Shares in the United States under the Securities Act. In the European Economic Area, the Rump Shares will be offered to qualified investors within the meaning of Article 2(e) of the Prospectus Regulation and in the United Kingdom, the Rump Shares will be offered to qualified investors within the meaning of Article 2(e) of the UK Prospectus Regulation.

The distribution of this prospectus supplement and the accompanying prospectus, the acceptance, sale, purchase or exercise of Rights, the subscription for and acquisition of New Shares or New SDRs may, under the laws of certain countries, be governed by specific regulations. Accordingly, neither this prospectus supplement nor any advertisement or any other offering material may be distributed or published in any jurisdiction except under circumstances that will result in compliance with any applicable laws or regulations. Individuals in possession of this prospectus supplement and the accompanying prospectus, or considering the acceptance, sale, purchase or exercise of Rights, the subscription for, or acquisition of, New Shares or New SDRs, must inquire about those regulations and about possible restrictions resulting from them, and comply with those restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. For further information on the manner of distribution of the securities, see the specific country notices below. Intermediaries cannot permit the acceptance, sale or exercise of Rights, the subscription for, or acquisition of, New Shares or New SDRs for clients whose addresses are in a country where such restrictions apply. No person receiving this prospectus supplement and the accompanying prospectus (including trustees and nominees) may distribute it in, or send it to, such countries, except in conformity with applicable law. The Company expressly disclaims any liability for non-compliance with the aforementioned restrictions.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate or an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful.

The following sections set out specific notices in relation to certain countries.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2(e) of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2(e) of the Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation. We and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement. For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Luxembourg

In relation to the Grand Duchy of Luxembourg (“Luxembourg”), which has implemented the Prospectus Regulation by the Luxembourg law dated July 16, 2019 on prospectuses for securities (the “Prospectus Law”), no securities have been offered or will be offered pursuant to the offering to the public in Luxembourg prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in Luxembourg or, where appropriate, approved in another Member State and notified to the competent authority in Luxembourg, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in Luxembourg at any time under the following exemptions under the Prospectus Regulation and the Prospectus Law:

(a)	to any persons or legal entities which are qualified investors as defined in Article 2(e) of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in Article 2(e) of the Prospectus Regulation) subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation and Article 18(2) of the Prospectus Law,

provided that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation and Article 18(1) of the Prospectus Law or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and Article 30 of the Prospectus Law, and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in Luxembourg means the communication in any form by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that securities may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a “qualified investor” as defined under Article 2(e) of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined under Article 2(e) of the UK Prospectus Regulation), subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriters and us that it is a qualified investor within the meaning of Article 2(e) of the UK Prospectus Regulation. We and the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement. For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. The securities are not being offered to the public in the United Kingdom.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, whether directly or indirectly, to any person in Singapore other than:

(a)	to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

LEGAL MATTERS

Unless otherwise specified in this prospectus supplement, the validity of the common shares of Millicom and the due authorization of the issuance of the securities under Luxembourg law will be passed upon for Millicom by Hogan Lovells (Luxembourg) LLP, its Luxembourg counsel, and for the underwriters by Loyens & Loeff Luxembourg SARL. Certain matters with respect to United States federal and New York law will be passed upon for Millicom by Davis Polk & Wardwell LLP, its United States counsel, and for the underwriters by Simpson Thacher & Bartlett LLP.

TAXATION

Certain U.S. Federal Income Tax Considerations

The following is a description of certain U.S. federal income tax consequences to the U.S. Holders described below of acquiring, owning and disposing of our New Shares and New SDRs (collectively, the “New Stock”), and acquiring, owning, exercising and disposing of our Rights and Interim SDRs (collectively, with the New Stock, the “Securities”). It does not describe all tax considerations that may be relevant to a particular person’s decision to hold, exercise (in the case of Rights) or dispose of the Securities. This discussion applies only to a U.S. Holder that holds its Securities as capital assets for U.S. federal income tax purposes. This discussion only addresses Rights received in the rights offering, Interim SDRs received on the exercise of an SDR Right, New SDRs received in exchange for Interim SDRs and New Stock received on the exercise of a Common Share Right. In addition, it does not describe all of the U.S. federal income tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including alternative minimum tax consequences, the potential application of the provisions of Section 1411 of the Internal Revenue Code of 1986, as amended (the “Code”), known as the Medicare contribution tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	certain financial institutions;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	tax-exempt entities;

•	dealers in securities or traders in securities electing the mark-to-market method of tax accounting with respect to their securities holdings;

•	persons holding the Securities as part of a hedging transaction, straddle, wash sale, conversion transaction or other integrated transaction or persons entering into a constructive sale with respect to the Securities;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	entities classified as partnerships for U.S. federal income tax purposes;

•	“individual retirement accounts” or “Roth IRAs”;

•	persons that own or are deemed to own ten percent or more of our shares, by vote or value; or

•	persons holding their Securities in connection with a trade or business conducted outside of the United States.

If an entity that is classified as a partnership for U.S. federal income tax purposes owns Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships owning Securities and partners in such partnerships should consult their tax advisers as to their particular U.S. federal income tax consequences of owning, exercising (in the case of Rights) and disposing of the Securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the income tax treaty between Luxembourg and the United States (the “Treaty”), all as of the date hereof, any of which is subject to change or differing interpretations, possibly with retroactive effect.

A “U.S. Holder” is a person who, for U.S. federal income tax purposes, is a beneficial owner of the Securities that is eligible for benefits of the Treaty and is:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not address the effects of any state, local, territorial or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of owning, exercising (in the case of Rights) and disposing of our Securities in their particular circumstances.

Except as described below, this discussion assumes that we are not, and will not become, a passive foreign investment company (a “PFIC”) for any taxable year.

Taxation of Rights

Receipt of Rights in the Rights Offering

A U.S. Holder’s receipt of Rights pursuant to the rights offering should be treated as a non-taxable distribution with respect to the U.S. Holder’s existing common shares or SDRs (“Existing Shares”) for U.S. federal income tax purposes. The remainder of this disclosure assumes such treatment. However, this conclusion is not free from doubt, and it is possible that the Internal Revenue Service (the “IRS”) may take a contrary view and require a U.S. Holder to include in income the fair market value of Rights on the date of their distribution.

Assuming the treatment described above is respected, if the fair market value of the Rights received by a U.S. Holder is less than 15% of the fair market value of the Existing Shares with respect to which the Rights were distributed (as determined on the date of distribution), the Rights will be allocated a zero basis for U.S. federal income tax purposes, unless a U.S. Holder affirmatively elects to allocate basis in proportion to the relative fair market values of its Existing Shares and the Rights received (as determined on the date of distribution). This election, which is irrevocable, must be made on the tax return for the taxable year in which the Rights are received, and will apply to all Rights received by the U.S. Holder pursuant to the rights offering. If on the date of distribution, the fair market value of the Rights received by a U.S. Holder is 15% or greater than the fair market value of the Existing Shares with respect to which the Rights were distributed, then the basis in such U.S. Holder’s Existing Shares must be allocated between its Existing Shares and the Rights in proportion to their fair market values (as determined on the date of distribution). Notwithstanding the foregoing, the Rights will only be allocated a basis greater than zero if they are exercised or disposed of, and no basis will be allocated to any Rights that expire unexercised.

A U.S. Holder’s holding period in the Rights will include the holding period of the Existing Shares with respect to which such Rights were distributed.

Exercise of Common Share Rights

A U.S. Holder will not realize gain or loss on the exercise of a Common Share Right. A U.S. Holder that receives New Shares by exercising its Common Share Rights will have a tax basis in the New Shares so acquired equal to the amount paid to exercise such Common Share Rights, plus such U.S. Holder’s basis in the Common Share Rights so exercised, if any. A U.S. Holder’s holding period in such New Shares generally will begin with and include the date the Common Share Rights are exercised.

Exercise of SDR Rights and Conversion of Interim SDRs to New SDRs

A U.S. Holder will not realize gain or loss on the exercise of an SDR Right. A U.S. Holder that receives Interim SDRs by exercising its SDR Rights will have a tax basis in the Interim SDRs so acquired equal to the U.S. dollar value of the amount paid to exercise such SDR Rights, determined at the spot rate of exchange on the date of exercise, plus such U.S. Holder’s basis in the SDR Rights so exercised, if any. A U.S. Holder’s holding period in such Interim SDRs generally is expected to begin with and include the date the SDR Rights are exercised.

A U.S. Holder will not realize gain or loss on the conversion of Interim SDRs to New SDRs. A U.S. Holder that receives New SDRs in exchange for Interim SDRs will have a tax basis in the New SDRs so acquired equal to such U.S. Holder’s basis in the Interim SDRs (determined as described above with respect to the exercise of the SDR Rights).

A U.S. Holder’s holding period in New SDRs received upon the conversion of the Interim SDRs is uncertain. A U.S. Holder’s holding period in its New SDRs may begin with and include the date the Interim SDRs are exchanged for the New SDRs. Alternatively, a U.S. Holder’s holding period in its New SDRs may begin with and include the date that such holder exercised the SDR Rights giving rise to the Interim SDRs. U.S. Holders should consult their own tax advisers regarding the holding period for any New SDRs received upon the conversion of the Interim SDRs.

The U.S. Holder also may have exchange gain or loss as a result of disposing of foreign currency to exercise the SDR Rights.

Sale or Other Taxable Disposition of Rights or Interim SDRs

If a U.S. Holder sells or otherwise disposes of its Rights or Interim SDRs, the U.S. Holder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount that the U.S. Holder realizes (as described more fully below) and its tax basis in its Rights or Interim SDRs, if any, determined in U.S. dollars. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the Rights or Interim SDRs are deemed held for more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder generally is subject to taxation at reduced rates. The gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

The amount realized on a sale or other taxable disposition of Rights or Interim SDRs for an amount in a currency other than the U.S. dollar will be the U.S. dollar value of the foreign currency amount on the date of sale or other taxable disposition or, in the case of Rights and Interim SDRs traded on an established securities market that are sold or otherwise taxably disposed of by a cash basis U.S. Holder or an accrual basis U.S. Holder that so elects, will be based on the exchange rate in effect on the settlement date for the sale or other taxable disposition. If an accrual basis U.S. Holder makes this election, it must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

Rights that Expire Unexercised

If the Rights were obtained by a U.S. Holder in the rights offering but expire unexercised, the U.S. Holder will not realize gain or loss. In addition, the tax basis of the U.S. Holder’s corresponding Existing Shares will be the same as they were prior to the receipt of the Rights pursuant to the rights offering.

U.S. Holders should consult their own tax advisers with respect to the U.S. federal income tax treatment of any losses realized when their Rights expire, including the deductibility of such losses.

Taxation of New Stock

Taxation of New SDRs

In general, a U.S. Holder that owns New SDRs is expected to be treated as the owner of the underlying New Shares represented by those New SDRs for U.S. federal income tax purposes.

Taxation of Distributions

Distributions paid on New Stock, other than certain pro rata distributions of New Stock, will generally be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, we expect that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at the favorable tax rate applicable to “qualified dividend income.” U.S. Holders should consult their tax advisers regarding the availability of the favorable tax rate on dividends in their particular circumstances.

Dividends will not be eligible for the dividends received deduction generally available to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of actual or constructive receipt (which, in the case of New SDRs, will generally be the date of receipt of such dividend by the Depositary). The amount of any dividend income paid in euros will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Any such foreign currency gain or loss will generally be treated as U.S.-source ordinary income or loss.

Dividends will be foreign-source income and will include any amount withheld by us in respect of Luxembourg income taxes. Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s particular circumstances, and recently issued Treasury regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021 (the “Final FTC Treasury Regulations”), non-refundable Luxembourg income taxes withheld from dividends at a rate not exceeding any applicable rate provided by the Treaty may be creditable against the U.S. Holder’s U.S. federal income tax liability. In lieu of claiming a foreign tax credit, U.S. Holders may, at their election, deduct foreign income taxes, including any Luxembourg income tax, in computing their taxable income, subject to generally applicable limitations under U.S. law, including under the Final FTC Treasury Regulations. An election to deduct foreign income taxes instead of claiming foreign tax credits applies to all foreign income taxes paid or accrued in the taxable year. The Final FTC Treasury Regulations impose additional requirements for foreign taxes to be eligible for foreign tax credits. The rules governing foreign tax credits are complex, and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances.

Taxation of Sales or Other Taxable Dispositions of New Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other taxable disposition of New Stock generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder had a holding period in the New Stock of more than one year. The amount of the gain or loss will equal the difference between the amount realized on the disposition and the U.S. Holder’s tax basis in the New Stock disposed of, in each case as determined in U.S. dollars. Long-term capital gain recognized by a non-corporate U.S. Holder generally is subject to taxation at reduced rates. See “—Taxation of Rights—Exercise of Common Share Rights” and “—Taxation of Rights—Exercise of SDR Rights and Conversion of Interim SDRs to New SDRs” above, for purposes of calculating a U.S. Holder’s tax basis in the New Stock acquired pursuant to an exercise of Rights.

This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Rules

Special U.S. federal income tax rules apply to U.S. Holders owning equity interests in a PFIC. In general, we will be a PFIC for any taxable year in which, after applying certain look-through rules, (i) at least 75% of our gross income is passive income or (ii) at least 50% of the value (generally, determined based on a quarterly average) of our assets is attributable to assets that produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived in the active conduct of a trade or business and not derived from a related person).

We believe that we were not a PFIC for U.S. federal income tax purposes for our taxable year ending December 31, 2021, and we do not expect to become a PFIC for our current taxable year or in the foreseeable future. However, our PFIC status for any taxable year is an annual determination that depends on the composition of our income and assets and the market value of our assets, which may change from time to time. In addition, if we expand our lending activities in the future in any significant fashion, our risk of becoming a PFIC will increase. Accordingly, there can be no assurance that we will not be a PFIC for any taxable year. If we are a PFIC for any year during which a U.S. Holder holds New Stock (or Rights that are subsequently exercised and pursuant to which the U.S. Holder receives New Stock), we generally will continue to be treated as a PFIC with respect to that U.S. Holder for all succeeding years during which the U.S. Holder holds such New Stock, even if we cease to meet the threshold requirements for PFIC status. Additionally, under proposed Treasury regulations that have a retroactive effective date, the Rights would be treated under the PFIC rules in a manner generally similar to the treatment of the New Stock, and this discussion assumes the Rights are treated accordingly.

If we are a PFIC for any taxable year during which a U.S. Holder holds the Securities, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of such Securities will be allocated ratably over the U.S. Holder’s holding period for such Securities. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge will be imposed on the resulting tax liability for each such year. Further, to the extent that any distributions received by a U.S. Holder on the New Stock exceed 125% of the average of the annual distributions on such New Stock received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, such distributions will be subject to taxation in the same manner. If we were a PFIC, certain elections (such as a mark-to-market election) may be available that would result in alternative tax consequences of owning and disposing of the New Stock, but the mark-to-market election is currently not available with respect to Rights.

In addition, if we are a PFIC or, with respect to a particular U.S. Holder, are treated as a PFIC for the taxable year in which we pay a dividend or for the prior taxable year, the preferential dividend rate discussed above with respect to dividends paid to certain non-corporate U.S. Holders will not apply.

If a U.S. Holder owns New Stock during any year in which we are a PFIC, the U.S. Holder generally must file annual reports on an IRS Form 8621 (or any successor form) with respect to such New Stock, generally with the U.S. Holder’s federal income tax return for that year.

U.S. Holders should consult their tax advisers concerning the potential application of the PFIC rules.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders who are individuals or specified entities may be required to report information on their U.S. federal income tax returns relating to their ownership of the Securities, subject to certain exceptions (including an exception for Securities held in a financial account, in which case the account may be reportable if maintained by a non-U.S. financial institution).

U.S. Holders should consult their tax advisers regarding their reporting obligations with respect to their ownership and disposition of the Securities.

Luxembourg Taxation

The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to investors in respect of the allocation of Rights and the sale or exercise of the Rights as well as in respect of the subscription, ownership and disposition of New Shares and New SDRs (which term, for purposes of this summary, is deemed to include any Interim SDRs related thereto).

This summary does not purport to address all material tax considerations that may be relevant to an investor. This summary also does not take into account the specific circumstances of particular investors some of which, such as investment funds, may be subject to special tax rules. This summary is based on Luxembourg laws, regulations, tax practice and applicable tax treaties as in effect on the date hereof, all of which are subject to amendments or changes in interpretation, possibly with retroactive effect. Investors should consult their own tax advisers as to the particular tax consequences, including under the tax laws of the country of which they are resident for tax purposes, of the allocation, exercise or sale of the Rights and the ownership or disposition of New Shares and New SDRs.

As used herein, a “Luxembourg resident individual” means an individual resident in Luxembourg who is subject to personal income tax (impôt sur le revenu) on his or her worldwide income from Luxembourg or foreign sources, and a “Luxembourg company” means a company or another entity resident in Luxembourg subject to corporate income tax (impôt sur le revenu des collectivités) and municipal business tax (impôt commercial communal) on its worldwide income from Luxembourg or foreign sources. A Luxembourg company may further be subject to net wealth tax (impôt sur la fortune), as well as other duties, levies or taxes. For purposes of this summary, Luxembourg resident individuals and Luxembourg companies are collectively referred to as “Luxembourg holders” or “resident holders.” A “non-Luxembourg holder” or “non-resident holder” means any holder of shares, SDRs and/or Rights other than a Luxembourg holder.

Holders of Rights

Allocation and Exercise of Rights

Under the Luxembourg tax laws currently in effect, the issue and allocation of Rights to, and the exercise of Rights by, the holders of the Company’s shares of common stock, including shares of common stock represented by SDRs, should not constitute taxable income for resident and non-resident holders.

Sale of Rights

Luxembourg resident individual holders

Capital gains realized on the sale of Rights allocated to a Luxembourg resident individual holder, who acts in the course of the management of his/her private wealth, should only be taxable if the sale of such Rights takes place within the first six months following their acquisition, unless such Rights relate to a substantial participation in the share capital of the Company. In such latter case, taxation on capital gains on Rights will occur in any event (whether the disposal occurs or not within the first six months following their acquisition); however, holders of Rights are subject to income tax according to the half-global rate method (i.e., the average rate applicable to total income is calculated according to progressive income tax rates and half of the average rate is applied to the capital gains realized on the substantial participation) if the disposal takes place more than six months following the acquisition of the Rights. A participation is deemed to be substantial where a resident individual holder holds, either alone or together with his spouse, his partner and/or minor children, directly or indirectly, at any time within the five years preceding the disposal, more than 10% of share capital of a collective entity. A holder is also deemed to alienate a substantial participation if such participation (i) has been acquired free of charge, within the five years preceding the transfer, and (ii) constituted a substantial participation in the hands of the alienator (or the alienators in case of successive transfers free of charge within the same 5 year period).

Capital gains realized by Luxembourg resident individual holders, who act in the course of management of their private wealth, on the sale of Rights purchased after their allocation will be subject to income tax.

Capital gains realized on the sale of Rights by Luxembourg resident individual holders, who act in the course of their professional or business activity, will be subject to income tax and municipal business tax.

Luxembourg resident corporate holders

For Luxembourg companies which do not benefit from a special tax regime and subject to the next paragraph, capital gains realized on the sale of Rights will be subject to corporate income tax and municipal business tax. The combined rate for these two taxes (including an unemployment fund contribution of 7%) is 24.94% for Luxembourg companies with a registered office in Luxembourg City.

According to the decision of the Luxembourg Administrative Court of Appeal mentioned above, capital gains realized by Luxembourg companies not subject to a special tax regime, on the sale of Rights allocated to them may benefit from the full exemption provided for by the Grand Ducal Decree of December 21, 2001, as amended, subject to fulfillment of the conditions set out therein.

Non-resident holders

An individual or corporate non-resident holder of Rights who/which realizes a gain on the sale thereof (and who/which does not have a permanent establishment or a permanent representative in Luxembourg to which the Rights would be attributable) will not be subject to Luxembourg taxation on capital gains arising upon the sale of such Rights unless such individual or corporate non-resident holder either (i) holds a substantial participation and realizes his/her/its gain within the 6 months following the acquisition of its Rights or (ii) had been a resident of Luxembourg during more than 15 years and became a Luxembourg non-resident less than five years before the realization of the gain. A participation is deemed to be substantial where a shareholder holds (either alone or together with his spouse, his partner and/or minor children in the case of an individual), directly or indirectly, at any time within the 5 years preceding the disposal, more than 10% of share capital of a collective entity. A shareholder is also deemed to alienate a substantial participation if such participation (i) has been acquired free of charge, within the five years preceding the transfer, and (ii) constituted a substantial participation in the hands of the alienator (or the alienators in case of successive transfers free of charge within the same five-year period).

A corporate non-resident holder of Rights, which has a permanent establishment or a permanent representative in Luxembourg to which the Rights would be attributable, will bear corporate income tax and municipal business tax on the gain realized on the sale of such Rights or be exempted therefrom under the same conditions as are applicable to a Luxembourg company, as described above.

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a holder of Rights unless:

•	the holder is a Luxembourg resident that is a legal entity subject to net wealth tax in Luxembourg; or

•	Rights are attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in Luxembourg of a non-resident entity.

Net wealth tax is levied annually at a decreasing rate depending on the amount of the net wealth of the above holders, as determined for net wealth tax purposes (i.e. 0.5% on an amount up to €500 million and 0.05% on the amount of taxable net wealth exceeding €500 million).

Holders of New Shares and New SDRs

Luxembourg Withholding Tax on Dividends Paid on New Shares and New SDRs

Dividends and other distributions made by the Company will in principle be subject to Luxembourg withholding tax at the rate of 15%.

Luxembourg resident corporate holders

No dividend withholding tax applies on dividends paid by the Company to a Luxembourg company (that is, a fully taxable entity within the meaning of Article 159 of the Luxembourg Income Tax Law) holding New Shares or New SDRs (or a Luxembourg permanent establishment/representative of a qualifying foreign entity to which the New Shares or New SDRs are attributable), which meets the qualifying participation test (that is, per article 147 of the Luxembourg Income Tax Law, a shareholding in the Company of at least 10% or having an acquisition cost of at least EUR 1.2 million held for a minimum uninterrupted 12-month holding period, provided that in case of a shorter holding period at the time of payment, the withholding tax will be due but can be re-claimed after completion of the minimum uninterrupted 12-month period). If such exemption from dividend withholding tax does not apply, a Luxembourg company may be entitled to a tax credit for the tax withheld.

Luxembourg resident individual holders

Luxembourg withholding tax on dividends paid by the Company to a Luxembourg resident individual holder may entitle such Luxembourg holder to a tax credit for the tax withheld.

Non-resident holders

Non-resident holders of New Shares or New SDRs who have held a shareholding in the Company representing at least 10% of the Company’s share capital (or shares or SDRs with an acquisition cost of at least EUR 1.2 million) for an uninterrupted period of at least 12 months may benefit from an exemption from the dividend withholding tax (or in case of a qualifying shareholding held for a shorter period at the time of payment, the holder may re-claim the dividend withholding tax after completion of the minimum one year period) if they are: (i) entities which fall within the scope of Article 2 of the European Council Directive 2011/96/EU, as amended (the “EU Parent-Subsidiary Directive”) and which are not excluded to benefit from the EU Parent-Subsidiary Directive under its mandatory general anti-avoidance rule in each case as implemented in Luxembourg, or (ii) companies subject to a tax comparable to Luxembourg corporate income tax and which are resident of a country having concluded a double tax avoidance treaty with Luxembourg, or (iii) companies subject to a tax comparable to Luxembourg corporate income tax and which are resident in a State being part of the European Economic Area (EEA) other than a Member State of the European Union, or (iv) companies resident in Switzerland subject to corporate income tax in Switzerland without benefiting from an exemption.

Non-resident holders of New Shares or New SDRs who are tax resident in a country having a double tax avoidance treaty with Luxembourg may be able to claim a reduced tax rate or a withholding tax relief under the conditions and subject to the limitations set forth in the relevant treaty. The U.S.-Luxemburg income tax treaty does not provide for reduced tax rates below the general 15% rate on dividends paid to non-resident holders who own less than 10% of the voting stock of the Company.

Luxembourg Income Tax on Dividends Paid on New Shares and New SDRs and Capital Gains

Luxembourg resident individual holders

For Luxembourg individuals, income in the form of dividends or capital gains derived from the New Shares or New SDRs will normally be subject to individual income tax at the applicable progressive rate with a current top effective marginal rate of 45.78% including the unemployment fund contribution at the maximum rate of 9%. Such dividends may benefit from the 50% exemption set forth in Article 115(15a) of the Luxembourg Income Tax Law.

Capital gains realized on the disposal of New Shares or New SDRs by Luxembourg resident individual holders, who act in the course of management of their private wealth, will only be taxable if the disposal of New Shares or New SDRs takes place within the first six months following or before their acquisition, or if the relevant holder (alone or together with his/her spouse or registered partner and his/her underage children), directly or indirectly, holds or has held a substantial participation (i.e., more than 10% of the Company’s shares) at any time during the past five years. A shareholder is also deemed to alienate a substantial participation if such participation (i) has been acquired free of charge, within the five years preceding the transfer, and (ii) constituted a substantial participation in the hands of the alienator (or the alienators in case of successive transfers free of charge within the same 5 year period).

Capital gains realized on the disposal of New Shares or New SDRs by Luxembourg resident individual holders, who act in the course of their professional or business activity, will be subject to income tax and municipal business tax.

Luxembourg resident corporate holders

For Luxembourg companies which do not benefit from a special tax regime, income in the form of dividends or capital gains derived from New Shares or New SDRs will be subject to corporate income tax and municipal business tax. The combined rate for these two taxes (including an unemployment fund contribution of 7%) is 24.94% for Luxembourg companies with a registered office in Luxembourg City. Such dividends may benefit either from the 50% exemption set forth in Article 115(15a) of the Luxembourg Income Tax Law or from the full exemption set forth in Article 166 of the Luxembourg Income Tax Law, subject to fulfillment of the conditions set out therein.

Capital gains realized on the disposal of New Shares or New SDRs may benefit from the full exemption provided for by the Grand Ducal Decree of December 21, 2001, as amended, subject to fulfillment of the conditions set out therein.

Non-resident holders

An individual or corporate non-resident holder of New Shares or New SDRs who/which realizes a gain on disposal thereof (and who/which does not have a permanent establishment or a permanent representative in Luxembourg to which the New Shares or New SDRs would be attributable) will not be subject to Luxembourg taxation on capital gains arising upon disposal of such New Shares or New SDRs unless such individual or corporate non-resident holder either (i) holds a substantial participation and realizes his/her/its gain within the 6 months following the acquisition of its New Shares or New SDRs or (ii) had been a resident of Luxembourg during more than 15 years and became a Luxembourg non-resident less than five years before the realization of the gain. A participation is deemed to be substantial where a shareholder holds (either alone or together with his spouse, his partner and/or minor children in the case of an individual), directly or indirectly, at any time within the five years preceding the disposal, more than 10% of share capital of a collective entity. A shareholder is also deemed to alienate a substantial participation if such participation (i) has been acquired free of charge, within the five years preceding the transfer, and (ii) constituted a substantial participation in the hands of the alienator (or the alienators in case of successive transfers free of charge within the same five-year period).

A corporate non-resident holder of New Shares or New SDRs, which has a permanent establishment or a permanent representative in Luxembourg to which the New Shares or New SDRs would be attributable, will bear corporate income tax and municipal business tax, or be exempted therefrom, on dividends received and/or the gain realized on a disposal of such New Shares or New SDRs under the same conditions as are applicable to a Luxembourg company, as described above.

Net Wealth Tax

Luxembourg net wealth tax will not be levied on a holder of New Shares or New SDRs unless:

·	the holder is a Luxembourg resident that is a legal entity subject to net wealth tax in Luxembourg; or

·	New Shares or New SDRs are attributable to an enterprise or part thereof which is carried on through a permanent establishment or a permanent representative in Luxembourg of a non-resident entity.

Net wealth tax is levied annually at a decreasing rate depending on the amount of the net wealth of the above holders, as determined for net wealth tax purposes (i.e. 0.5% on an amount up to €500 million and 0.05% on the amount of taxable net wealth exceeding €500 million).

New Shares or New SDRs may be exempt from net wealth tax subject to the conditions set forth by Article 60 of the Law of October 16, 1934 on the valuation of assets (Bewertungsgesetz), as amended.

Other Luxembourg Tax Considerations

Estate and Gift Tax

Luxembourg inheritance tax may be levied on the transfer of Rights, New Shares or New SDRs upon the death of a Luxembourg resident individual holder. Luxembourg gift tax will be levied in the event that a gift of Rights, New Shares or New SDRs is made pursuant to a notarial deed signed before a Luxembourg notary. On the contrary, no inheritance tax is levied on the transfer of Rights, New Shares or New SDRs upon death of a holder that was not a resident of Luxembourg for inheritance purposes at the time of his/her death.

Registration Tax

No registration tax will be payable by a holder of Rights in connection with the issue, acquisition, sale or exercise of his/her/its Rights or by a holder of New Shares or New SDRs upon the issue, subscription or acquisition of New Shares or New SDRs or upon the disposal of New Shares or New SDRs by sale or exchange. However, a registration duty may be due in the case where the deed acknowledging the issuance/disposal of Rights, New Shares or New SDRs is either (i) attached (annexé) to a deed subject to a mandatory registration in Luxembourg (e.g. public deed) or lodged with a notary’s records (déposé au rang des minutes d'un notaire), or (ii) registered in Luxembourg on a voluntary basis.

EXPERTS

The consolidated financial statements of Millicom International Cellular S.A. (the “Group”) appearing in Millicom International Cellular S.A.’s Annual Report (Form 20-F/A) for the year ended December 31, 2021 and the effectiveness of Millicom International Cellular S.A.’s internal control over financial reporting as of December 31, 2021 (excluding the internal control over financial reporting of the subsidiaries that formerly comprised the Group's Guatemala joint venture business) have been audited by Ernst & Young S.A., an independent registered public accounting firm, as stated in their reports thereon, which as to the report on the effectiveness of Millicom International Cellular S.A.’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the subsidiaries that formerly comprised the Group's Guatemala joint venture business, included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Millicom International Cellular S.A.

Common Shares and Rights to Purchase Common Shares, Including Common Shares Represented by Swedish Depository Receipts

This prospectus may be used to offer common shares of Millicom and rights to purchase such common shares (which may include common shares represented by Swedish Depository Receipts), which we collectively refer to as the “securities.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities being offered and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any selling security holders, underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of these securities.

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

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Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 1, 2022.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a shelf registration process. Under this shelf process, the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the terms of those securities and their offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms the “Company,” “we,” “us,” and “our” to refer to Millicom International Cellular S.A. and its consolidated subsidiaries. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.

We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we do not take any responsibility for any other information that others may give you.

Millicom is not making an offer to sell these securities in any jurisdiction where the offer or sale are not permitted. This document may only be used where it is legal to sell these securities.

You should not assume that the information contained or incorporated by reference in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus. Millicom’s business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the documents we file with the SEC.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

·	Our Annual Report on Form 20-F/A for the year ended December 31, 2021, as filed with the SEC on March 1, 2022; and

·	Items 1, 2 and 3 of our Report on Form 6-K as filed with the SEC on March 1, 2022.

In addition, we incorporate by reference into this prospectus any future documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securties Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus until any offering contemplated in this prospectus is completed. Reports on Form 6-K we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference into this prospectus.

We will provide to each person at their request, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Millicom International Cellular, S.A., 2, Rue du Fort Bourbon, L-1249 Luxembourg, Grand Duchy of Luxembourg, telephone: +352 27 759 018. In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.millicom.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to the offer.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal and selling shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, and the related prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. This prospectus, the documents incorporated by reference herein and the related prospectus supplement contain certain forward-looking statements concerning our intentions, beliefs or current expectations regarding our future financial results, plans, liquidity, prospects, growth, strategy and profitability, as well as the general economic conditions of the industries and countries in which we operate. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industries and the economic, political and legal environments in which we operate and other information that is not historical information.

Many of the forward-looking statements contained in the prospectus, the documents incorporated by reference herein and the related prospectus supplement can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate” and “potential,” among others. These statements include, but are not limited to, statements regarding our intent, belief or current expectations with respect to:

·	global economic conditions and foreign exchange rate fluctuations as well as local economic conditions in the markets we serve;

·	potential disruption due to diseases, pandemics, political events, piracy or acts by terrorists, including the impact of the outbreak of the COVID-19 virus and the ongoing efforts throughout the world to contain it;

·	telecommunications usage levels, including traffic, customer growth and the accelerated transition from traditional to digital services as a result of the COVID-19 pandemic;

·	competitive forces, including pricing pressures, the ability to connect to other operators’ networks and our ability to retain market share in the face of competition from existing and new market entrants as well as industry consolidation;

·	the achievement of our operational goals, financial targets and strategic plans, including the acceleration of cash flow growth, the reduction in net leverage, the expansion of our fixed broadband network, and the implementation of a share repurchase program and environmental, social and governance standards;

·	legal or regulatory developments and changes, or changes in governmental policy, including with respect to the availability of spectrum and licenses, the level of tariffs, laws and regulations which require the provision of services to customers without charging or the ability to disconnect such services during the COVID-19 pandemic, tax matters, the terms of interconnection, customer access and international settlement arrangements;

·	our ability to grow our mobile financial services business in our Latin American markets;

·	adverse legal or regulatory disputes or proceedings;

·	the success of our business, operating and financing initiatives and strategies, including partnerships and capital expenditure plans;

·	our expectations regarding the growth in fixed broadband penetration rates and the return that our investment in broadband networks will yield;

·	the level and timing of the growth and profitability of new initiatives, start-up costs associated with entering new markets, the successful deployment of new systems and applications to support new initiatives;

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·	our ability to create new organizational structures for the Tigo Money and Towers businesses and manage them independently to enhance their value;

·	relationships with key suppliers and costs of handsets and other equipment;

·	our ability to successfully pursue acquisitions, investments or merger opportunities, integrate any acquired businesses in a timely and cost-effective manner and achieve the expected benefits of such transactions;

·	the availability, terms and use of capital, the impact of regulatory and competitive developments on capital outlays, the ability to achieve cost savings and realize productivity improvements;

·	technological development and evolving industry standards, including challenges in meeting customer demand for new technology and the cost of upgrading existing infrastructure;

·	the capacity to upstream cash generated in operations through dividends, royalties, management fees and repayment of shareholder loans; and

·	other factors or trends affecting our financial condition or results of operations.

This list of important factors is not exhaustive. You should carefully consider the foregoing factors and other uncertainties and events, especially in light of the political, economic, social and legal environments in which we operate. Forward-looking statements are only our current expectations and are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors, including, but not limited to, those identified under “Item 3—D. Key Information—Risk Factors” in our most recent Annual Report on Form 20-F. These risks and uncertainties include factors relating to the markets in which we operate and global economies, securities and foreign exchange markets, which exhibit volatility and can be adversely affected by developments in other countries, factors relating to the telecommunications industry in the markets in which we operate and changes in its regulatory environment, and factors relating to the competitive markets in which we operate.

THE COMPANY

We are a leading provider of cable and mobile services dedicated to emerging markets. Through our main brands Tigo and Tigo Business™, we provide a wide range of digital services in nine countries in Latin America and one country in Africa, including high-speed data, cable TV, direct-to-home satellite TV (“DTH” and when we refer to DTH together with cable TV, we use the term “pay-TV”), mobile voice, mobile data, SMS, mobile financial services (“MFS”), fixed voice, and business solutions including value-added services (“VAS”). We provide services on both a business-to-consumer and a business-to-business basis, and we have used the Tigo brand in all our markets since 2004.

We offer the following principal categories of services:

·	Mobile, including mobile data, mobile voice, and MFS to consumer, business and government customers;

·	Cable and other fixed services, including broadband, pay-TV, content, and fixed voice services for residential (Home) customers, as well as voice, data and VAS and solutions to business and government customers.

We conduct our operations through local holding and operating entities in various countries, which are either our subsidiaries (in which we are the sole shareholder or the controlling shareholder) or joint ventures with our local partners. In Latin America, our principal region, we provide both mobile and cable services in eight countries: Bolivia, Colombia, El Salvador, Guatemala, Honduras, Nicaragua, Panama and Paraguay. In addition, we provide cable services in Costa Rica. In Africa, we provide mobile services in Tanzania.

The Company’s legal name is Millicom International Cellular S.A. The Company uses the Tigo brand in all of the countries in which we do business. We are a public limited liability company (société anonyme), organized and established under the laws of the Grand Duchy of Luxembourg on June 16, 1992 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B40630. The Company’s registered office is at: 2, Rue du Fort Bourbon, L-1249 Luxembourg, Grand Duchy of Luxembourg. The Company’s telephone number is: +352 27 759 018. The Company’s U.S. agent for service of process is: CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States. The SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The Company’s website address is www.millicom.com. The information contained on, or that can be accessed through, the Company’s website is not part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in the securities offered using this prospectus involves a high degree of risk. You should carefully consider the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, and any risk factors included in the prospectus supplement, before making an investment decision. The Company’s business, financial condition and results of operations could be materially and adversely affected by any of these risks, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. The risks described below are those known to Millicom and that it currently believes may materially affect it.

Risks Relating to Millicom

You should read “Risk Factors” under “Item 3—D. Key Information—Risk Factors” in Millicom’s Annual Report on Form 20-F/A for the year ended December 31, 2021, which is incorporated by reference in this prospectus, for information on risks relating to Millicom (including its industry, business and financial structure). See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

USE OF PROCEEDS

The specific use of proceeds, if any, from the sale of securities will be specified in the accompanying prospectus supplement relating to a particular offering. Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the securities described in this prospectus will be used for general corporate purposes, which may include:

·	meeting or enhancing our working capital requirements;

·	redeeming or repurchasing our outstanding securities;

·	refinancing our outstanding debt;

·	financing capital expenditures or business acquisitions; or

·	for other general corporate purposes.

We may temporarily invest the proceeds of any offering in short-term investments.

DESCRIPTION OF COMMON SHARES

This prospectus may be used to offer our common shares, including common shares represented by SDRs.

For a description of our common shares, please see “Share Capital” under “Item 10. Additional Information—A. Share Capital” in Millicom’s Annual Report on Form 20-F/A for the year ended December 31, 2021, which is incorporated by reference in this prospectus. The description of our common shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of our Articles of Association. Prospective investors are urged to read the exhibits incorporated by reference for a complete understanding of our Articles of Association. For a description of our Articles of Association, please see “Item 10. Additional Information—B. Memorandum and Articles of Association” in our Annual Report on Form 20-F/A.

DESCRIPTION OF RIGHTS TO PURCHASE COMMON SHARES

We may offer rights to purchase common shares of the Company, including common shares represented by SDRs, which we refer to as “common share rights.” The applicable prospectus supplement will describe the specific terms of any such rights offering, including the following.

·	the title of the common share rights;

·	the class of common shares for which the common share rights are exercisable;

·	the exercise price for the common share rights;

·	the number of common share rights issued;

·	any other terms of the common share rights, including terms, procedures and limitations relating to the exercise of the common share rights;

·	whether the common share rights may be exercised only by our existing shareholders or additionally by other persons, and whether any unsubscribed common share rights or the common shares underlying such rights may be offered to persons other than our shareholders;

·	whether the common share rights will be offered to holders of SDRs and the terms, procedures and limitations relating to the exercise of the common share rights by or on behalf of SDR holders;

·	information regarding the trading of common share rights, including the stock exchanges, if any, on which the common share rights will be listed;

·	the record date, if any, to determine who is entitled to the common share rights;

·	the period during which common share rights may be exercised;

·	the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

·	if applicable, a discussion of the material U.S. federal income and Luxembourg tax considerations applicable to the issuance and exercise of the common share rights.

DESCRIPTION OF SWEDISH DEPOSITORY RECEIPTS

The SDRs are governed by a custodian agreement between us and Skandinaviska Enskilda Banken AB (publ) (the “Depository”), dated as of December 16, 2011, as amended, which stipulates our and the Depository’s various responsibilities in relation to the SDRs (the “Custodian Agreement”), and the General Terms & Conditions for Swedish Depository Receipts, dated as of January 2012, as amended, which set forth the terms and conditions of the SDRs and govern the relationship between SDR holders and the Depository (together with the Custodian Agreement, the “Deposit Agreement”).

In connection with any offering of our common shares and pursuant to the Deposit Agreement, we may deposit all or a portion of such shares with the Depository at the request of any underwriter, subscriber or other purchaser entitled to receive the common shares in the form of new SDRs. The Depository will then deliver SDRs representing the common shares to the requesting underwriter, subscriber or purchaser. Any such SDRs will be issued and governed by Swedish law and in accordance with the Deposit Agreement.

The following is a summary of certain provisions of the Deposit Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the above-referenced Custodian Agreement and the General Terms & Conditions for Swedish Depository Receipts, which, together with the amendments thereto, are filed as exhibits hereto. Copies of the Deposit Agreement are also available for inspection at the principal office of the Depository, currently located at Kungsträdgårdsgatan 8, SE-106 40 Stockholm, Sweden.

Swedish Depository Receipts

SDRs representing common shares of the Company are issuable pursuant to the Deposit Agreement. Each SDR represents the right to receive one common share upon the request of the SDR holder in accordance with the Deposit Agreement and the process described below. The common shares represented by SDRs are deposited with the Depository, as depository and custodian in Sweden. An SDR holder is not treated as one of our common shareholders and, as a result, may not have certain rights enjoyed by the holders of our common shares. The rights of the holders of our common shares are governed by the laws of the Grand Duchy of Luxembourg and our Articles of Association. See “Description of Common Shares.” The rights of SDR holders are governed by the provisions of the Deposit Agreement, which is governed by Swedish law. In accordance with applicable laws and to the extent practically possible, the Deposit Agreement provides that SDR holders shall have rights with respect to the Company as would be exercisable if they had owned common shares directly and not SDRs.

Deposit and Withdrawal of Common Shares and Issuance of SDRs

Subject to the terms and conditions of the Deposit Agreement, the Depository shall accept our common shares for deposit by registration of the Depository as owner of the common shares in lieu of the holder, provided that the person depositing such shares delivers (i) physical certificates of such shares to the Company or Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), as and to the extent applicable, together with a request for approval of the authenticity of the document and consent to deposit the shares with the Depository, (ii) a written order to the Depository to arrange to make an adjustment to the book-entry verification register kept by Euroclear Sweden AB for the number of SDRs representing such deposited common shares and (iii) any payments and other documentation as required by the Deposit Agreement and other applicable law. The Depository will arrange to have the SDRs registered in the verification register kept by Euroclear Sweden AB and provide instructions necessary to have the SDRs credited to the holders’ respective accounts. Any SDRs registered with Euroclear Sweden AB are listed on the Nasdaq Stockholm AB stock exchange.

Upon receipt by the Depository of written instructions from a holder surrendering SDRs and the payment of all taxes, fees and governmental charges specified in the Deposit Agreement, the holder of such SDRs shall be directly registered as a shareholder in either the Company’s share register kept by Skandinaviska Enskilda Banken S.A. (the “Registrar”) in Luxembourg or in the register of common shares maintained by Broadridge, as the case may be, for the number of common shares equal to the holder’s holdings of SDRs. Such registration shall take place as soon as the corresponding number of SDRs are de-registered from the verification register kept by Euroclear Sweden AB.

The deposit and withdrawal of common shares may be limited from time to time as determined by the Depository in consultation with the Company.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash is made, or whenever rights are issued with respect to the deposited shares, or whenever, for any reason, the Company causes a change in the number of common shares that are represented by each SDR, any exchange of SDRs is effected or the Depository receives notice of any meeting of holders of the deposited securities, the Company and the Depository will fix a record date for the determination of the holders who are entitled to receive such dividend or other property, distribution or rights or the net proceeds of the sale thereof, to receive common shares in connection with bonus issues, to give instructions for the exercise of voting rights at any such meeting and to otherwise exercise those rights which normally inure to shareholders in the Company. To the extent practically feasible and otherwise appropriate, the record date in Sweden for dividends and other rights will correspond to the record date for holders of common shares as provided by Luxembourg law and the Articles of Association of the Company.

Rights, Dividends and Other Distributions

Upon receipt of any cash dividend or other cash distribution by the Company, the Depository will as promptly as practicable convert or cause to be converted such dividend or other cash distribution received by it on the deposited common shares into Swedish krona (“SEK”). On the payment date determined by the Depository and the Company, such amount will be distributed through Euroclear Sweden AB to the SDR holders in proportion to the number of SDRs representing such deposited common shares held by each of them. The amounts distributed will be reduced by any amounts required to be withheld by us or the Depository on account of taxes or other governmental charges.

If we declare a dividend or free bonus distribution of common shares (excluding a distribution where an SDR holder is given the option to receive cash in lieu of common shares), the Depository will arrange to adjust the verification register kept by Euroclear Sweden AB to reflect the increase in the aggregate number of SDRs representing such shares. If in the opinion of the Depository, however, the dividend or distribution is not feasible for any reason (including any requirement involving that the Company, Euroclear Sweden AB or the Depository must withhold an amount of taxes or other governmental charges in order for the dividend or distribution to occur), the Depository may, upon consultation with us, adopt such method as it may deem equitable or practicable in order to effect such distribution. Such methods include the advance payment of any taxes or governmental charges or the sale (public or private) of all or any part of the common shares and the distribution to owners of the net proceeds of any such sale, as in the case of a distribution received in cash. If any SDR holder is entitled to receive fractional shares as a result of a dividend or free bonus distribution of common shares, the Depository will promptly sell the fractional shares and distribute the proceeds of such sale to the SDR holder.

If we declare a dividend in the form of preferential subscription rights that entitle holders to subscribe for additional common shares, we may make provisions for the distribution of preferential subscription rights to SDR holders that entitle them to subscribe for SDRs. The terms of any such rights to subscribe for SDRs will be described in the applicable prospectus supplement.

Whenever the Depository receives any distribution upon any deposited shares in securities or property (other than cash or shares or rights upon any deposited securities), including a distribution whereby SDR holders are offered the option of receiving either cash or securities, the Depository will cause such securities or property to be distributed to the SDR holders entitled thereto, in proportion to their holdings, in any manner that the Depository may decide. If in the opinion of the Depository, however, the distribution of such property cannot be made proportionately among such owners, or if for any other reason (including any requirement that the Depository or Euroclear Sweden AB must withhold an amount on account of taxes or other governmental charges in order for the distribution to occur) the Depository deems such distribution not feasible, the Depository may, upon consultation with us, adopt such method as it may deem equitable or practical be in order to effect such distribution, including the sale (public or private) of all or any part of such securities or property and the distribution to owners of the net proceeds of any such sale, as in the case of a distribution received in cash.

Taxation

In connection with any dividend to SDR holders, we, the Depository, the Registrar or Euroclear Sweden AB will withhold and remit to the appropriate governmental authorities in Luxembourg and Sweden any amounts of tax required to be withheld. In the event that the Company, the Depository, the Registrar, Euroclear Sweden AB or any of their respective agents determines that dividends in cash, shares, rights or other property are subject to tax or other governmental fees which are required to be withheld, it is entitled to withhold cash amounts or sell all or part of such property as is financially and practically necessary to sell in order to be able to pay such taxes or fees. The Depository will distribute the net proceeds of any sale or the balance of any such property or cash after deduction of such taxes or fees to the SDR holders entitled thereto. The SDR holders will remain liable for any deficiency.

Voting

The Depository, the Company and Euroclear Sweden AB will establish arrangements such that the SDR holders may participate in the Company’s general meetings of shareholders and vote for the common shares represented by the SDRs. SDR holders as of the record date specified by the Depository and the Company are entitled, subject to the Deposit Agreement, our Articles of Association and other applicable law, to participate in the proceedings of and vote at the general meetings of the shareholders. In consultation with the Depository, the Company will send notice of such general meetings in accordance with Luxembourg law and other applicable rules and regulations, which will contain instructions regarding what actions must be taken by an SDR holder in order to participate in the general meeting or otherwise exercise his or her voting right.

The Depository will make arrangements so that proxies, with full power of substitution, are issued by the Depository to each SDR holder who is registered as a holder on the record date of the general meeting to represent the Depository in its capacity as holder of common shares and participate in the proceedings of the meetings or designate a third party as attorney to represent such SDR holder at the meetings of the shareholders. The Depository will not represent any common shares at the meetings of the shareholders for which SDR holders have not notified their intention to participate or vote at such meeting, either personally or by proxy.

Reports and Notices

On or before the first date on which we give notice of, by publication or otherwise, any shareholders’ meeting or of any adjourned shareholders’ meeting, the taking of any action by such shareholders other than at a meeting, or the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the deposited securities, we agree to transmit to the Depository a copy of the notice thereof in the form given to the holders of common shares. If requested by us, the Depository will arrange for the prompt mailing of such notices to all SDR holders. The Depository may, in lieu of mailing notices and provided that the Company has given the Custodian its written consent, publish the notice in at least one Swedish daily newspaper with nation-wide coverage. The Depository will also, upon request, make available for inspection by SDR holders at its principal office any notices, reports and communications received from us that are made generally available to holders of our common shares.

Changes Affecting Deposited Shares

Upon any change in par value, split-up, consolidation or any other reclassification of common shares or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities or property that are received by the Depository in exchange for, or in conversion, replacement or otherwise in respect of, deposited securities will be treated as new deposited securities under the Deposit Agreement, and the SDRs will, subject to the terms of the Deposit Agreement and applicable laws, represent the new deposited securities so received in exchange or conversion. The Depository will cause appropriate adjustments to be made in the records of Euroclear Sweden AB with respect to the number of SDRs issued, as in the case of a stock dividend on the shares, to reflect SDRs representing such new deposited securities.

Limitation on Liability

Under the Deposit Agreement, the Depository will not be liable for certain losses or damages, including losses due to (i) Swedish or foreign legislation or regulatory decrees and (ii) acts of war, strikes, boycotts, lockouts, blockades, acts of terrorism or other similar circumstances. The reservation regarding strikes, boycotts, lockouts and blockades applies even if the Depository undertakes, or is the object of, such actions. If we or the Depository are hindered from making payment or taking any other action by the circumstances described above, such action may be deferred until the hindrance has ceased to exist.

Neither we, the Depository or Euroclear Sweden AB are responsible for losses or damages that the SDR holders incur due to the fact that a certain dividend, right, notice or other entitlement which accrues to shareholders of the Company cannot, due to technical, legal or other reasons beyond the control of the parties mentioned above, be distributed or otherwise provided to those SDR holders registered in the verification register kept by Euroclear Sweden AB on a timely basis or at all. Further, provided that the Company has acted with ordinary care, the Company will not be responsible for any losses or damages that may arise out of acts performed or omitted by the Depository due to negligence of the Depository.

Amendment and Termination of the Deposit Agreement

The Custodian Agreement may at any time and from time to time be amended by written agreement between us and the Depository, and the General Terms & Conditions for Swedish Depository Receipts may be amended by the Depository, in consultation with us, to comply with applicable laws and regulations or if such amendment is appropriate or necessary for other reasons, in all cases on the condition that the rights of SDR holders are not adversely affected in a material manner.

The Custodian Agreement may be terminated by either the Depository or the Company by giving the other party a written notice of termination not less than six months in advance. If the common shares continue to be represented by SDRs notwithstanding such termination, the Company will notify the SDR holders of the termination and appoint a successor custodian no later than three months before the effective date of termination. In the event that a successor custodian has not been appointed and assumed all rights and obligation of the Depository within six months after the date of the notice of termination regarding the Custodian Agreement, then the Depository will be entitled to terminate the General Terms & Conditions for Swedish Depository Receipts within six months notice, and will continue to act as custodian under the Deposit Agreement until the expiration of such six-month notice period. The Custodian Agreement will further terminate when the common shares are no longer represented by SDRs or the SDRs are de-listed from the Nasdaq Stockholm AB stock exchange.

The General Terms & Conditions for Swedish Depository Receipts may be terminated by the Depository by giving notice of termination to the SDR holders upon the occurrence of certain events. If notice of termination is given, the General Terms & Conditions for Swedish Depository Receipts will continue to remain in force for a period of six months from the date of the announcement, where the SDRs have not previously been delisted from the Nasdaq Stockholm AB stock exchange. The announcement will include the record date on which the Depository will de-register all SDRs, and the Depository will proceed to transfer the common shares in accordance with instructions by the SDR holder or as otherwise agreed with the SDR holder. In the event that the SDR holder has not provided a transfer instruction, it is not practically possible to transfer the common shares in accordance with the transfer instruction by the SDR holder, or an agreement has otherwise not been reached, the Depository will be entitled to sell the underlying common shares. The SDR holder is entitled to the proceeds of the sale following deduction for reasonable costs, fees and taxes.

Charges of Depository

The Depository’s expenses and fees for its assignment and the related costs for Euroclear Sweden AB’s services are borne by the Company unless otherwise expressly provided for in the Deposit Agreement. Holders may deposit their common shares and receive SDRs representing the common shares or return SDRs and receive common shares, as applicable, upon the payment to the Depository of an SEK 2,500 fee per deposit or return instruction.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

·	through underwriters;

·	through dealers;

·	through agents; or

·	directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:

·	any underwriters, dealers or agents;

·	their compensation;

·	the estimated net proceeds to us;

·	the purchase price of the securities;

·	the public offering price of the securities; and

·	any exchange on which the securities will be listed, if applicable.

If we use underwriters in the sale, they will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Contracts with Institutional Investors for Delayed Delivery

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the amount of the securities that they may sell. These institutional investors include:

·	commercial and savings banks;

·	insurance companies;

·	pension funds;

·	investment companies;

·	educational and charitable institutions; and

·	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

·	the validity of the arrangements; or

·	the performance by us or the institutional investor.

Indemnification

Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Expenses

The expenses of any offering of securities will be detailed in the relevant prospectus supplement.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement, the validity of the common shares of Millicom and the due authorization of the issuance of the securities under Luxembourg law will be passed upon for Millicom by Hogan Lovells (Luxembourg) LLP, its Luxembourg counsel. Certain matters with respect to United States federal and New York law will be passed upon for Millicom by Davis Polk & Wardwell LLP, its United States counsel.

EXPERTS

The consolidated financial statements of Millicom International Cellular S.A. (the “Group”) appearing in Millicom International Cellular S.A.'s Annual Report (Form 20-F/A) for the year ended December 31, 2021 and the effectiveness of Millicom International Cellular S.A.'s internal control over financial reporting as of December 31, 2021 (excluding the internal control over financial reporting of the subsidiaries that formerly comprised the Group's Guatemala joint venture business) have been audited by Ernst & Young S.A., an independent registered public accounting firm, as stated in their reports thereon, which as to the report on the effectiveness of Millicom International Cellular S.A.'s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of the subsidiaries that formerly comprised the Group's Guatemala joint venture business, included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined financial statements of the Tigo Guatemala Companies as of and for the years ended December 31, 2020 and 2019, appearing in Millicom International Cellular S.A.'s Report on Form 6-K filed with the Securities and Exchange Commission on March 1, 2022, have been audited by Ernst & Young S.A., independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Common Shares, par value $1.50 per share

Preferential Subscription Rights to Purchase up to 70,357,088 Common Shares (including Common Shares Represented by SDRs) at $10.61 per share (or the SEK equivalent thereof),

on and subject to the terms set forth in the prospectus

Millicom International Cellular S.A.

PROSPECTUS SUPPLEMENT

Joint Global Coordinators and Joint Bookrunners

Goldman Sachs International	J.P. Morgan	Nordea

Joint Bookrunners

DNB Markets	Morgan Stanley

May 18, 2022